FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-05

Wells Fargo Commercial Mortgage Trust 2016-C34 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Academy Securities, Inc., Deutsche Bank Securities Inc., Natixis Securities Americas LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on cthe securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters,prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.
In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possiblity that one or more classes of ceritficates may be split, combined, or elminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.
The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.
The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(3)	Original Balance ($)(3)	Cut-off Date Balance ($)(3)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)
1	Regent Portfolio	Natixis		Various	Various	Various	Various	Various	Various	Various	Various	352,001	Sq. Ft.	232	70,000,000	70,000,000	9.96%	67,030,271
1.01	HMOB - Mount Kisco	Natixis		103-105 South Bedford Road	Mount Kisco	NY	10549	Office	Medical	1980	2003	71,915	Sq. Ft.		11,488,334	11,488,334	1.6%
1.02	Hajjar MOB - Jersey City	Natixis		631 Grand Street	Jersey City	NJ	07304	Office	Medical	2011		30,954	Sq. Ft.		8,334,674	8,334,674	1.2%
1.03	Hajjar MOB - Glen Rock	Natixis		85 Harristown Road	Glen Rock	NJ	07452	Office	Medical	1970	2013	43,914	Sq. Ft.		8,222,043	8,222,043	1.2%
1.04	Hajjar MOB - Wayne	Natixis		234 Hamburg Turnpike	Wayne	NJ	07470	Office	Medical	2014		31,233	Sq. Ft.		7,827,836	7,827,836	1.1%
1.05	Hajjar MOB - Carlstadt	Natixis		630 Broad Street	Carlstadt	NJ	07072	Office	Medical	1988		25,251	Sq. Ft.		6,588,897	6,588,897	0.9%
1.06	Hajjar MOB - Oradell	Natixis		555 Kinderkamack Road	Oradell	NJ	07649	Office	Medical	1979		29,411	Sq. Ft.		6,025,745	6,025,745	0.9%
1.07	HMOB - New Brunswick	Natixis		215 Easton Avenue	New Brunswick	NJ	08901	Office	Medical	1985	2015	12,660	Sq. Ft.		4,674,175	4,674,175	0.7%
1.08	Hajjar MOB - Roseland	Natixis		556 Eagle Rock Avenue	Roseland	NJ	07068	Office	Medical	1982		42,150	Sq. Ft.		4,279,968	4,279,968	0.6%
1.09	Hajjar MOB - Fair Lawn	Natixis		14-01 Broadway	Fair Lawn	NJ	07410	Office	Medical	2009		15,000	Sq. Ft.		3,660,499	3,660,499	0.5%
1.10	Miramar Medical Building	Natixis		14601 Southwest 29th Street	Miramar	FL	33027	Office	Medical	2007		15,890	Sq. Ft.		3,660,499	3,660,499	0.5%
1.11	Hajjar Business Holdings - Fair Lawn	Natixis		15-01 Broadway	Fair Lawn	NJ	07410	Office	Medical	1955	1983	11,373	Sq. Ft.		2,477,876	2,477,876	0.4%
1.12	Hajjar MOB - Hackensack	Natixis		20 Woodridge Avenue	Hackensack	NJ	07601	Office	Medical	1974	2010	6,000	Sq. Ft.		1,689,461	1,689,461	0.2%
1.13	Hajjar Warehouse - Hackensack	Natixis		403-405 West Pleasant View Avenue	Hackensack	NJ	07601	Industrial	Warehouse	1966		16,250	Sq. Ft.		1,069,992	1,069,992	0.2%
2	Congressional North Shopping Center & 121 Congressional Lane	Natixis		Various	Rockville	MD	20852	Various	Various	Various	Various	232,201	Sq. Ft.	253	58,750,000	58,750,000	8.4%	58,750,000
2.01	Congressional North Shopping Center	Natixis		1471-1531 Rockville Pike	Rockville	MD	20852	Retail	Anchored	1997		179,925	Sq. Ft.		51,720,637	51,720,637	7.4%
2.02	121 Congressional Lane	Natixis		121 Congressional Lane	Rockville	MD	20852	Mixed Use	Office/Retail	1970	2011	52,276	Sq. Ft.		7,029,363	7,029,363	1.0%
3	Hilton & Homewood Suites Philadelphia	WFB		4200 City Avenue	Philadelphia	PA	19131	Hospitality	Full Service	2002	2015	331	Rooms	135,287	45,000,000	44,779,868	6.4%	36,742,673
4	Shelby Town Center	RMF		14105-14367 Hall Road	Shelby Township	MI	48315	Retail	Anchored	1997		238,229	Sq. Ft.	126	30,000,000	30,000,000	4.3%	26,542,405
5	Marriott Monterey	Natixis		350 Calle Principal	Monterey	CA	93940	Hospitality	Full Service	1984	2014	341	Rooms	190,409	30,000,000	29,967,471	4.3%	25,097,818
6	200 Precision & 425 Privet Portfolio	SPREF		Various	Horsham	PA	19044	Various	Various	Various	Various	246,790	Sq. Ft.	113	28,000,000	28,000,000	4.0%	25,201,670
6.01	425 Privet Road	SPREF		425 Privet Road	Horsham	PA	19044	Office	Suburban	1970	2008	120,290	Sq. Ft.		18,583,120	18,583,120	2.6%
6.02	200 Precision Drive	SPREF		200 Precision Drive	Horsham	PA	19044	Industrial	Flex	1974	1994	126,500	Sq. Ft.		9,416,880	9,416,880	1.3%
7	Old Mill Village & Enterprise Center	WFB		40020, 40032 & 40080 Highway 49	Oakhurst	CA	93644	Mixed Use	Industrial/Retail	1989		332,759	Sq. Ft.	73	24,500,000	24,314,370	3.5%	15,256,324
8	Nolitan Hotel	SPREF		30 Kenmare Street	New York	NY	10012	Hospitality	Full Service	2011		57	Rooms	421,053	24,000,000	24,000,000	3.4%	19,923,288
9	Storage Solutions Self Storage Portfolio	RMF		Various	Various	ME	Various	Self Storage	Self Storage	Various		259,420	Sq. Ft.	86	22,380,000	22,380,000	3.2%	21,437,400
9.01	Wells	RMF		642 Sanford Road	Wells	ME	04090	Self Storage	Self Storage	1989		71,245	Sq. Ft.		7,280,000	7,280,000	1.0%
9.02	Sanford	RMF		1397 Main Street	Sanford	ME	04073	Self Storage	Self Storage	2003		71,125	Sq. Ft.		5,800,000	5,800,000	0.8%
9.03	Auburn	RMF		905 Washington Street North	Auburn	ME	04210	Self Storage	Self Storage	2003		59,375	Sq. Ft.		4,700,000	4,700,000	0.7%
9.04	Ogunquit	RMF		1950 US Route One	York	ME	03902	Self Storage	Self Storage	2007		57,675	Sq. Ft.		4,600,000	4,600,000	0.7%
10	Shoppes at Alafaya	Basis		1100 & 1250 North Alafaya Trail	Orlando	FL	32828	Retail	Anchored	2011		120,639	Sq Ft	174	20,950,000	20,950,000	3.0%	18,265,521
11	Embassy Plaza	RMF		3800-3986 West Ina Road	Tucson	AZ	85741	Retail	Anchored	1980	2003	113,384	Sq. Ft.	154	17,500,000	17,500,000	2.5%	16,092,611
12	Manchester Parkade	WFB		346-422 Middle Turnpike West & 290-308 Broad Street	Manchester	CT	06040	Mixed Use	Retail/Industrial/Office	1956	1994	264,893	Sq. Ft.	62	16,500,000	16,439,932	2.3%	13,551,715
13	Matrix Portfolio	Natixis		Various	Various	Various	Various	Various	Various	Various	Various	35,815	Sq. Ft.	457	16,370,000	16,370,000	2.3%	15,155,863
13.01	509 7th Street NW	Natixis		509 7th Street Northwest	Washington	DC	20004	Mixed Use	Retail/Office	1959	1996	21,190	Sq. Ft.		10,149,400	10,149,400	1.4%
13.02	110 Carroll Street NW	Natixis		110 Carroll Street, Northwest	Washington	DC	20012	Retail	Single Tenant	1998		10,125	Sq. Ft.		4,419,900	4,419,900	0.6%
13.03	701 King Street	Natixis		701 King Street	Alexandria	VA	22314	Retail	Single Tenant	1885	2007	4,500	Sq. Ft.		1,800,700	1,800,700	0.3%
14	Tempe Square	WFB		6404-6454 South McClintock Drive & 1701-1715 East Guadalupe Road	Tempe	AZ	85283	Retail	Anchored	1990		113,693	Sq. Ft.	137	15,625,000	15,625,000	2.2%	14,874,783
15	Perrysburg Market Center	RMF		10005-10085 Fremont Pike	Perrysburg	OH	43551	Retail	Anchored	2004		144,976	Sq. Ft.	102	14,800,000	14,800,000	2.1%	12,344,120
16	Pacific Palisades Bowl MHC	WFB		16321 Pacific Coast Highway	Pacific Palisades	CA	90272	Manufactured Housing Community	Manufactured Housing Community	1954	1960	158	Pads	81,646	12,900,000	12,900,000	1.8%	11,112,068
17	Sonora Plaza I	WFB		708, 716, 722-740, 750, 760, 764, 796, 808 & 824 East Mono Way	Sonora	CA	95370	Retail	Anchored	1974	1994	136,131	Sq. Ft.	93	12,700,000	12,700,000	1.8%	10,934,145
18	Ward’s Crossing	WFB		4024B & 4026D-4040 Wards Road	Lynchburg	VA	24502	Retail	Anchored	2001		80,937	Sq. Ft.	150	12,100,000	12,100,000	1.7%	10,672,353
19	Coral Cove Apartments	SPREF		1751 Four Mile Cove Parkway	Cape Coral	FL	33990	Multifamily	Garden	2001		196	Units	57,143	11,200,000	11,200,000	1.6%	10,173,535
20	Quail Valley Apartments	SPREF		1800 FM 1092 Road	Missouri City	TX	77459	Multifamily	Garden	1977	2014	176	Units	63,068	11,100,000	11,100,000	1.6%	9,807,119
21	Securlock Colony	Natixis		4316 Main Street	The Colony	TX	75056	Self Storage	Self Storage	1997		121,607	Sq. Ft.	81	9,930,000	9,908,634	1.4%	8,230,862
22	Security Public Storage - Santa Rosa	WFB		1021 Hopper Avenue	Santa Rosa	CA	95403	Self Storage	Self Storage	1977		78,525	Sq. Ft.	125	9,850,000	9,801,255	1.4%	8,026,418
23	Overbrook Plaza	SPREF		5610 Lancaster Avenue	Philadelphia	PA	19131	Retail	Anchored	2004		69,521	Sq. Ft.	135	9,400,000	9,400,000	1.3%	8,366,470
24	Cypress Medical Plaza	SPREF		20320 Northwest Freeway	Cypress	TX	77065	Office	Medical	2007		46,380	Sq. Ft.	196	9,100,000	9,100,000	1.3%	7,587,597
25	Home 2 Suites Union Square	WFB		50 Van Gordon Street	Lakewood	CO	80228	Hospitality	Extended Stay	2013		107	Rooms	83,921	9,000,000	8,979,582	1.3%	7,399,572
26	Farley Self Storage	WFB		17443-17447 Farley Road West	Los Gatos	CA	95030	Self Storage	Self Storage	2005		37,152	Sq. Ft.	234	8,700,000	8,700,000	1.2%	7,549,106
27	970 Park Center	WFB		970 Park Center Drive	Vista	CA	92081	Industrial	Warehouse	1989		76,988	Sq. Ft.	90	6,900,000	6,900,000	1.0%	6,122,351
28	Dixie Center	SPREF		30318 Old Dixie Highway	Homestead	FL	33030	Retail	Anchored	1985		102,415	Sq. Ft.	66	6,750,000	6,750,000	1.0%	5,988,609
29	Dodge Park Plaza	RMF		35170 Dodge Park Road; 11743 15 Mile Road	Sterling Heights	MI	48034	Retail	Anchored	1975	2006	101,080	Sq. Ft.	64	6,500,000	6,500,000	0.9%	5,421,405
30	Marketplace at Signal Butte	WFB		10623-10745 East Apache Trail	Apache Junction	AZ	85120	Retail	Anchored	1998		116,358	Sq. Ft.	54	6,300,000	6,300,000	0.9%	5,595,726
31	NSC Portfolio	Natixis		Various	Ocala	FL	Various	Self Storage	Self Storage	Various		196,910	Sq. Ft.	30	6,000,000	6,000,000	0.9%	4,892,299
31.01	Neighborhood Storage Center 14	Natixis		6741 West Highway 40	Ocala	FL	34482	Self Storage	Self Storage	1989		63,810	Sq. Ft.		1,675,000	1,675,000	0.2%
31.02	Neighborhood Storage Center 15	Natixis		9275 South U.S. Highway 441	Ocala	FL	34480	Self Storage	Self Storage	2000		47,000	Sq. Ft.		1,650,000	1,650,000	0.2%
31.03	Neighborhood Storage Center 19	Natixis		188 Southeast County Highway 484	Ocala	FL	34480	Self Storage	Self Storage	1986		35,220	Sq. Ft.		975,000	975,000	0.1%
31.04	Neighborhood Storage Center 17	Natixis		2520 Northeast Jacksonville Road	Ocala	FL	34470	Self Storage	Self Storage	2007		24,680	Sq. Ft.		875,000	875,000	0.1%
31.05	Neighborhood Storage Center 18	Natixis		6785 Southwest Highway 200	Ocala	FL	34476	Self Storage	Self Storage	1997		26,200	Sq. Ft.		825,000	825,000	0.1%
32	Fedex Building Anchorage	Natixis		1550 Ressel Avenue	Anchorage	AK	99518	Industrial	Warehouse	2005	2014	30,547	Sq. Ft.	196	6,000,000	6,000,000	0.9%	4,501,740
33	Casa Morada	Natixis		136 Madeira Road	Islamorada	FL	33036	Hospitality	Limited Service	1955		16	Rooms	349,692	5,600,000	5,595,074	0.8%	4,836,244
34	Bit O Heaven MHC	RMF		1051 West Business Highway 83	Donna	TX	78537	Manufactured Housing Community	Manufactured Housing Community	1980		759	Pads	7,164	5,437,500	5,437,500	0.8%	5,187,335
35	Sunnyoaks Industrial	WFB		180 – 186 East Sunnyoaks Avenue	Campbell	CA	95008	Industrial	Flex	1959	2009	49,729	Sq. Ft.	107	5,330,000	5,321,063	0.8%	3,986,421
36	VA Wal-Mart Shadow Portfolio	RMF		Various	Various	VA	Various	Retail	Shadow Anchored	Various		53,954	Sq. Ft.	95	5,150,000	5,150,000	0.7%	4,607,416
36.01	Norton Commons	RMF		601-655 Commonwealth Drive	Norton	VA	24273	Retail	Shadow Anchored	2006		26,400	Sq. Ft.		2,795,700	2,795,700	0.4%
36.02	Colonial Plaza	RMF		785-1082 Regional Park Road	Lebanon	VA	24266	Retail	Shadow Anchored	2003		27,554	Sq. Ft.		2,354,300	2,354,300	0.3%
37	Wayne Place Apartments	Basis		128-146 Wayne Place Southeast & 166-168 Mississippi Avenue Southeast	Washington	DC	20032	Multifamily	Garden	1945	2012	57	Units	84,995	4,850,000	4,844,741	0.7%	4,057,480
38	Plantation Self Storage	RMF		810 Sparkleberry Lane	Columbia	SC	29229	Self Storage	Self Storage	1996		61,950	Sq. Ft.	78	4,830,000	4,830,000	0.7%	4,290,268
39	Northwood Hills Apartments	WFB		13934, 13956, 14010, & 14030 Peyton Drive	Dallas	TX	75240	Multifamily	Garden	1963	2015	192	Units	24,921	4,800,000	4,784,743	0.7%	4,277,197
40	Victorville Self Storage	WFB		12276 Cobalt Road	Victorville	CA	92392	Self Storage	Self Storage	2004		87,141	Sq. Ft.	52	4,500,000	4,500,000	0.6%	3,849,215
41	Corners Shopping Center	RMF		48865 Hayes Road	Shelby Township	MI	48315	Retail	Unanchored	2002		56,287	Sq. Ft.	80	4,500,000	4,495,302	0.6%	3,787,737
42	Spring Mountain Plaza	WFB		6000 Spring Mountain Road	Las Vegas	NV	89146	Retail	Unanchored	1986		24,775	Sq. Ft.	174	4,324,000	4,314,849	0.6%	3,592,995
43	Walgreens - Kinston	RMF		2201 North Herritage Street	Kinston	NC	28501	Retail	Single Tenant	2006		14,820	Sq. Ft.	259	3,835,000	3,835,000	0.5%	3,421,502
44	Ingram Heights Shopping Center	WFB		5841 NW Loop 410	San Antonio	TX	78238	Retail	Unanchored	2008		17,269	Sq. Ft.	219	3,781,000	3,781,000	0.5%	3,292,257
45	221 Glen Street Apartments	RMF		211 Glen Street	Glen Falls	NY	12801	Mixed Use	Multifamily/Retail	1890	2014	38,857	Sq. Ft.	95	3,700,000	3,700,000	0.5%	3,257,716
46	Walgreens - Liberty	RMF		6330 Cincinnati Dayton Road	Liberty Township	OH	45044	Retail	Single Tenant	2011		14,490	Sq. Ft.	252	3,650,000	3,650,000	0.5%	3,650,000
47	PetSmart - Killeen	SPREF		2500-D East Central Texas Expressway	Killeen	TX	76543	Retail	Single Tenant	1996		26,040	Sq. Ft.	134	3,500,000	3,487,089	0.5%	2,840,860
48	Shoppes of Waterville Commons	Natixis		2-18 Waterville Commons Drive	Waterville	ME	04901	Retail	Shadow Anchored	2005		20,131	Sq. Ft.	169	3,415,000	3,410,820	0.5%	2,798,300
49	Shoppes at Camelot	WFB		4446 Washington Road	Evans	GA	30809	Retail	Unanchored	2007		26,121	Sq. Ft.	126	3,300,000	3,283,054	0.5%	2,458,213
50	Sunrise Lake Village II	WFB		9517 West Broadway Street	Pearland	TX	77584	Retail	Unanchored	2007		13,304	Sq. Ft.	231	3,077,000	3,077,000	0.4%	2,679,257
51	Stor It 4 Less - Sun Valley, CA	WFB		9327 San Fernando Road	Sun Valley	CA	91352	Self Storage	Self Storage	1998		27,766	Sq. Ft.	108	3,000,000	2,993,404	0.4%	2,478,556
52	University Self Storage	WFB		688 University Avenue	Los Gatos	CA	95032	Self Storage	Self Storage	1999		12,112	Sq. Ft.	239	2,900,000	2,900,000	0.4%	2,519,513
53	Maple Place Shopping Center	WFB		31146-31202 Novi Road & 42151-42181 14 Mile Road	Novi	MI	48377	Retail	Unanchored	2000		32,768	Sq. Ft.	87	2,850,000	2,845,320	0.4%	2,142,416
54	Parkway Pavillion	WFB		2088 Lowes Drive	Clarksville	TN	37040	Retail	Shadow Anchored	2004		20,600	Sq. Ft.	131	2,700,000	2,700,000	0.4%	2,286,067
55	Cornelia Walmart Center - GA	WFB		282 Furniture Drive	Cornelia	GA	30531	Retail	Shadow Anchored	2015		21,800	Sq. Ft.	124	2,700,000	2,694,064	0.4%	2,230,700
56	Shoppes at First Colony	WFB		1930 Highway 6	Sugar Land	TX	77478	Retail	Unanchored	2005		7,932	Sq. Ft.	334	2,650,000	2,650,000	0.4%	2,368,714
57	Abilene South Self Storage	RMF		2001 South 41st Street	Abilene	TX	79602	Self Storage	Self Storage	1962	2008	57,639	Sq. Ft.	40	2,300,000	2,296,126	0.3%	1,718,339
58	Windswept Plaza	WFB		2307-2345 Highway 35 North	Rockport	TX	78382	Retail	Shadow Anchored	2004		12,600	Sq. Ft.	182	2,300,000	2,288,466	0.3%	1,723,332
59	Heritage I Apartments	Basis		27662 Nicolle Drive	Harrison Township	MI	48045	Multifamily	Garden	1983	2012	84	Units	26,135	2,200,000	2,195,364	0.3%	1,829,228
60	CVS Akron	RMF		780 Brittain Road	Akron	OH	44305	Retail	Single Tenant	1999		10,125	Sq. Ft.	167	1,695,000	1,692,820	0.2%	1,376,416
61	Slate Run II Apartments	Basis		2096 Burgoyne Court	Columbus	OH	43220	Multifamily	Garden	1985		64	Units	26,351	1,690,000	1,686,439	0.2%	1,405,180
62	Plaza Center I & II	WFB		19029 & 19039 East Plaza Drive	Parker	CO	80134	Office	Suburban	1985		21,747	Sq. Ft.	74	1,600,000	1,600,000	0.2%	1,476,722
63	Hearthstone Shopping Center	WFB		14600 FM 529 Road	Houston	TX	77095	Retail	Unanchored	1981	2010	13,150	Sq. Ft.	122	1,600,000	1,600,000	0.2%	1,387,372
64	Action Self Storage	WFB		7007 South Lake Houston Parkway	Houston	TX	77049	Self Storage	Self Storage	1983		52,050	Sq. Ft.	29	1,500,000	1,500,000	0.2%	1,300,337
65	Cox Creek Retail	WFB		401-409 Cox Creek Parkway	Florence	AL	35630	Retail	Shadow Anchored	2007		6,930	Sq. Ft.	215	1,493,000	1,489,793	0.2%	1,237,846
66	Security Public Storage - Riverbank	WFB		6119 Oakdale Road	Riverbank	CA	95367	Self Storage	Self Storage	1995		49,400	Sq. Ft.	27	1,350,000	1,348,483	0.2%	1,122,734
67	Trotwood	RMF		4753 Salem Avenue	Trotwood	OH	45416	Self Storage	Self Storage	1975	2004	50,804	Sq. Ft.	26	1,335,000	1,332,752	0.2%	997,383
68	Sandoval Self Storage	WFB		602 Shiloh Drive	Laredo	TX	78045	Self Storage	Self Storage	1998		23,091	Sq. Ft.	55	1,265,000	1,261,123	0.2%	956,497

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate(4)	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)
1	Regent Portfolio	N	4/29/2016	6/5/2016	5/5/2018	6/5/2018	5/5/2021		5.21300%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.19470%	Actual/360	384,939.96	Interest-only, Amortizing Balloon	Actual/360	60	60	24
1.01	HMOB - Mount Kisco
1.02	Hajjar MOB - Jersey City
1.03	Hajjar MOB - Glen Rock
1.04	Hajjar MOB - Wayne
1.05	Hajjar MOB - Carlstadt
1.06	Hajjar MOB - Oradell
1.07	HMOB - New Brunswick
1.08	Hajjar MOB - Roseland
1.09	Hajjar MOB - Fair Lawn
1.10	Miramar Medical Building
1.11	Hajjar Business Holdings - Fair Lawn
1.12	Hajjar MOB - Hackensack
1.13	Hajjar Warehouse - Hackensack
2	Congressional North Shopping Center & 121 Congressional Lane	N	1/29/2016	3/5/2016	2/5/2026		2/5/2026		4.36900%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.35070%	Actual/360	216,869.78	Interest-only, Balloon	Actual/360	120	117	120
2.01	Congressional North Shopping Center
2.02	121 Congressional Lane
3	Hilton & Homewood Suites Philadelphia	N	12/18/2015	2/11/2016		2/11/2016	1/11/2026		4.79000%	0.00340%	0.00860%	0.02250%	0.00050%	0.00080%	4.75420%	Actual/360	235,827.48	Amortizing Balloon		120	116	0
4	Shelby Town Center	N	4/8/2016	5/6/2016	4/6/2019	5/6/2019	4/6/2026		4.97000%	0.00340%	0.00860%	0.03250%	0.00050%	0.00080%	4.92420%	Actual/360	160,496.89	Interest-only, Amortizing Balloon	Actual/360	120	119	36
5	Marriott Monterey	N	3/11/2016	5/5/2016		5/5/2016	4/5/2026		5.55000%	0.00000%	0.00860%	0.00500%	0.00050%	0.00080%	5.53510%	Actual/360	171,279.01	Amortizing Balloon	Actual/360	120	119	0
6	200 Precision & 425 Privet Portfolio	N	10/30/2015	12/6/2015	11/6/2019	12/6/2019	11/6/2025		4.75000%	0.00340%	0.00860%	0.02500%	0.00050%	0.00080%	4.71170%	Actual/360	146,061.25	Interest-only, Amortizing Balloon	Actual/360	120	114	48
6.01	425 Privet Road
6.02	200 Precision Drive
7	Old Mill Village & Enterprise Center	N	1/25/2016	3/11/2016		3/11/2016	2/11/2026		4.71000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.69170%	Actual/360	157,790.07	Amortizing Balloon		120	117	0
8	Nolitan Hotel	N	4/8/2016	6/6/2016		6/6/2016	5/6/2026		5.30000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.28170%	Actual/360	133,273.12	Amortizing Balloon		120	120	0
9	Storage Solutions Self Storage Portfolio	N	3/10/2016	4/6/2016	3/6/2018	4/6/2018	3/6/2021		5.25000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23170%	Actual/360	123,583.19	Interest-only, Amortizing Balloon	Actual/360	60	58	24
9.01	Wells
9.02	Sanford
9.03	Auburn
9.04	Ogunquit
10	Shoppes at Alafaya	N	2/18/2016	4/1/2016	3/1/2018	4/1/2018	3/1/2026		5.30000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.28170%	Actual/360	116,336.32	Interest-only, Amortizing Balloon	Actual/360	120	118	24
11	Embassy Plaza	N	4/6/2016	5/6/2016	4/6/2021	5/6/2021	4/6/2026		4.81000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.79170%	Actual/360	91,922.25	Interest-only, Amortizing Balloon	Actual/360	120	119	60
12	Manchester Parkade	N	2/5/2016	3/11/2016		3/11/2016	2/11/2026		4.97000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.95170%	Actual/360	88,273.29	Amortizing Balloon		120	117	0
13	Matrix Portfolio	N	3/23/2016	5/5/2016	4/5/2021	5/5/2021	4/5/2026		5.26000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.24170%	Actual/360	90,497.16	Interest-only, Amortizing Balloon	Actual/360	120	119	60
13.01	509 7th Street NW
13.02	110 Carroll Street NW
13.03	701 King Street
14	Tempe Square	N	4/11/2016	5/11/2016	4/11/2023	5/11/2023	4/11/2026		4.56000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.54170%	Actual/360	79,727.59	Interest-only, Amortizing Balloon	Actual/360	120	119	84
15	Perrysburg Market Center	N	4/26/2016	6/6/2016		6/6/2016	5/6/2026		5.45000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.43170%	Actual/360	83,569.07	Amortizing Balloon		120	120	0
16	Pacific Palisades Bowl MHC	N	1/28/2016	3/11/2016	2/11/2018	3/11/2018	2/11/2026		4.83000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.81170%	Actual/360	67,915.95	Interest-only, Amortizing Balloon	Actual/360	120	117	24
17	Sonora Plaza I	N	2/1/2016	3/11/2016	2/11/2018	3/11/2018	2/11/2026		4.81000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.79170%	Actual/360	66,709.29	Interest-only, Amortizing Balloon	Actual/360	120	117	24
18	Ward’s Crossing	N	4/1/2016	5/11/2016	4/11/2019	5/11/2019	4/11/2026		4.83000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.81170%	Actual/360	63,704.11	Interest-only, Amortizing Balloon	Actual/360	120	119	36
19	Coral Cove Apartments	N	2/4/2016	3/6/2016	2/6/2020	3/6/2020	2/6/2026		5.25000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23170%	Actual/360	61,846.81	Interest-only, Amortizing Balloon	Actual/360	120	117	48
20	Quail Valley Apartments	N	11/30/2015	1/6/2016	12/6/2018	1/6/2019	12/6/2025		4.91000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.89170%	Actual/360	58,978.15	Interest-only, Amortizing Balloon	Actual/360	120	115	36
21	Securlock Colony	N	3/7/2016	4/7/2016		4/7/2016	3/7/2026		5.25200%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23370%	Actual/360	54,846.13	Amortizing Balloon		120	118	0
22	Security Public Storage - Santa Rosa	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		4.73000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.71170%	Actual/360	51,263.59	Amortizing Balloon		120	116	0
23	Overbrook Plaza	N	2/1/2016	3/6/2016	2/6/2019	3/6/2019	2/6/2026		5.25500%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23670%	Actual/360	51,936.26	Interest-only, Amortizing Balloon	Actual/360	120	117	36
24	Cypress Medical Plaza	N	4/7/2016	6/6/2016		6/6/2016	5/6/2026		5.44000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.42170%	Actual/360	51,326.75	Amortizing Balloon		120	120	0
25	Home 2 Suites Union Square	N	2/19/2016	4/11/2016		4/11/2016	3/11/2026		5.00000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.98170%	Actual/360	48,313.95	Amortizing Balloon		120	118	0
26	Farley Self Storage	N	4/7/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		5.11000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.09170%	Actual/360	47,290.10	Interest-only, Amortizing Balloon	Actual/360	120	119	24
27	970 Park Center	N	2/19/2016	4/11/2016	3/11/2019	4/11/2019	3/11/2026		5.10000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.08170%	Actual/360	37,463.53	Interest-only, Amortizing Balloon	Actual/360	120	118	36
28	Dixie Center	N	2/16/2016	4/6/2016	3/6/2019	4/6/2019	3/6/2026		5.09500%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.07670%	Actual/360	36,628.37	Interest-only, Amortizing Balloon	Actual/360	120	118	36
29	Dodge Park Plaza	N	4/26/2016	6/6/2016		6/6/2016	5/6/2026		5.45000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.43170%	Actual/360	36,702.63	Amortizing Balloon		120	120	0
30	Marketplace at Signal Butte	N	3/18/2016	5/11/2016	4/11/2019	5/11/2019	4/11/2026		5.15000%	0.00340%	0.00860%	0.03500%	0.00050%	0.00080%	5.10170%	Actual/360	34,399.65	Interest-only, Amortizing Balloon	Actual/360	120	119	36
31	NSC Portfolio	N	4/12/2016	6/5/2016		6/5/2016	5/5/2026		4.75000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.73170%	Actual/360	31,298.84	Amortizing Balloon		120	120	0
31.01	Neighborhood Storage Center 14
31.02	Neighborhood Storage Center 15
31.03	Neighborhood Storage Center 19
31.04	Neighborhood Storage Center 17
31.05	Neighborhood Storage Center 18
32	Fedex Building Anchorage	N	4/22/2016	6/5/2016		6/5/2016	5/5/2026		5.09500%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.07670%	Actual/360	35,408.30	Amortizing Balloon		120	120	0
33	Casa Morada	N	3/16/2016	5/5/2016		5/5/2016	4/5/2026		6.64000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	6.62170%	Actual/360	35,912.97	Amortizing Balloon		120	119	0
34	Bit O Heaven MHC	N	3/14/2016	5/6/2016	4/6/2017	5/6/2017	4/6/2021		6.41000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	6.39170%	Actual/360	34,047.49	Interest-only, Amortizing Balloon	Actual/360	60	59	12
35	Sunnyoaks Industrial	N	4/7/2016	5/11/2016		5/11/2016	4/11/2026		5.01000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.99170%	Actual/360	31,189.71	Amortizing Balloon		120	119	0
36	VA Wal-Mart Shadow Portfolio	N	3/11/2016	4/6/2016	3/6/2019	4/6/2019	3/6/2026		5.49000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.47170%	Actual/360	29,208.83	Interest-only, Amortizing Balloon	Actual/360	120	118	36
36.01	Norton Commons
36.02	Colonial Plaza
37	Wayne Place Apartments	N	3/23/2016	5/1/2016		5/1/2016	4/1/2026		5.55000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.53170%	Actual/360	27,690.11	Amortizing Balloon		120	119	0
38	Plantation Self Storage	N	3/2/2016	4/6/2016	3/6/2019	4/6/2019	3/6/2026		5.15000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.13170%	Actual/360	26,373.07	Interest-only, Amortizing Balloon	Actual/360	120	118	36
39	Northwood Hills Apartments	N	3/11/2016	4/11/2016		4/11/2016	3/11/2021		5.09000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.07170%	Actual/360	28,312.59	Amortizing Balloon		60	58	0
40	Victorville Self Storage	N	1/11/2016	2/11/2016	1/11/2018	2/11/2018	1/11/2026		4.56000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.54170%	Actual/360	22,961.55	Interest-only, Amortizing Balloon	Actual/360	120	116	24
41	Corners Shopping Center	N	3/28/2016	5/6/2016		5/6/2016	4/6/2026		5.75000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.73170%	Actual/360	26,260.78	Amortizing Balloon		120	119	0
42	Spring Mountain Plaza	N	3/11/2016	4/11/2016		4/11/2016	3/11/2026		5.33000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.31170%	Actual/360	24,091.99	Amortizing Balloon		120	118	0
43	Walgreens - Kinston	N	3/14/2016	5/6/2016	4/6/2019	5/6/2019	4/6/2026		5.36000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.34170%	Actual/360	21,439.05	Interest-only, Amortizing Balloon	Actual/360	120	119	36
44	Ingram Heights Shopping Center	N	3/24/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		5.25000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23170%	Actual/360	20,878.82	Interest-only, Amortizing Balloon	Actual/360	120	119	24
45	221 Glen Street Apartments	N	4/20/2016	6/6/2016	5/6/2018	6/6/2018	5/6/2026		5.71000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.69170%	Actual/360	21,498.27	Interest-only, Amortizing Balloon	Actual/360	120	120	24
46	Walgreens - Liberty	N	3/21/2016	5/6/2016	4/6/2026		4/6/2026		5.23000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.21170%	Actual/360	16,128.86	Interest-only, Balloon	Actual/360	120	119	120
47	PetSmart - Killeen	N	1/22/2016	3/6/2016		3/6/2016	2/6/2026		5.86200%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.84370%	Actual/360	21,378.89	Amortizing Balloon		120	117	0
48	Shoppes of Waterville Commons	N	4/1/2016	5/5/2016		5/5/2016	4/5/2026		4.90000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.88170%	Actual/360	18,124.32	Amortizing Balloon		120	119	0
49	Shoppes at Camelot	N	1/29/2016	3/11/2016		3/11/2016	2/11/2026		4.90000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.88170%	Actual/360	19,099.69	Amortizing Balloon		120	117	0
50	Sunrise Lake Village II	N	3/17/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		5.25000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.23170%	Actual/360	16,991.31	Interest-only, Amortizing Balloon	Actual/360	120	119	24
51	Stor It 4 Less - Sun Valley, CA	N	2/24/2016	4/11/2016		4/11/2016	3/11/2026		5.15000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.13170%	Actual/360	16,380.79	Amortizing Balloon		120	118	0
52	University Self Storage	N	4/7/2016	5/11/2016	4/11/2018	5/11/2018	4/11/2026		5.16000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.14170%	Actual/360	15,852.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24
53	Maple Place Shopping Center	N	3/17/2016	5/11/2016		5/11/2016	4/11/2026		5.15000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.13170%	Actual/360	16,910.83	Amortizing Balloon		120	119	0
54	Parkway Pavillion	N	3/31/2016	5/11/2016	4/11/2017	5/11/2017	4/11/2026		5.10000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.08170%	Actual/360	14,659.64	Interest-only, Amortizing Balloon	Actual/360	120	119	12
55	Cornelia Walmart Center - GA	N	2/29/2016	4/11/2016		4/11/2016	3/11/2026		5.15000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.13170%	Actual/360	14,742.71	Amortizing Balloon		120	118	0
56	Shoppes at First Colony	N	3/14/2016	5/11/2016	4/11/2019	5/11/2019	4/11/2026		5.45000%	0.00340%	0.00860%	0.08250%	0.00050%	0.00080%	5.35420%	Actual/360	14,963.38	Interest-only, Amortizing Balloon	Actual/360	120	119	36
57	Abilene South Self Storage	N	4/8/2016	5/6/2016		5/6/2016	4/6/2026		4.98000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.96170%	Actual/360	13,418.78	Amortizing Balloon		120	119	0
58	Windswept Plaza	N	2/11/2016	3/11/2016		3/11/2016	2/11/2026		5.06000%	0.00340%	0.00860%	0.03500%	0.00050%	0.00080%	5.01170%	Actual/360	13,526.10	Amortizing Balloon		120	117	0
59	Heritage I Apartments	N	2/11/2016	4/1/2016		4/1/2016	3/1/2026		5.35000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.33170%	Actual/360	12,285.10	Amortizing Balloon		120	118	0
60	CVS Akron	N	4/1/2016	5/6/2016		5/6/2016	4/6/2026		4.63000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.61170%	Actual/360	8,719.74	Amortizing Balloon		120	119	0
61	Slate Run II Apartments	N	2/23/2016	4/1/2016		4/1/2016	3/1/2026		5.35000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.33170%	Actual/360	9,437.19	Amortizing Balloon		120	118	0
62	Plaza Center I & II	N	4/1/2016	5/11/2016	4/11/2021	5/11/2021	4/11/2026		5.05000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.03170%	Actual/360	8,638.10	Interest-only, Amortizing Balloon	Actual/360	120	119	60
63	Hearthstone Shopping Center	N	1/25/2016	3/11/2016	2/11/2018	3/11/2018	2/11/2026		5.09000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.07170%	Actual/360	8,677.37	Interest-only, Amortizing Balloon	Actual/360	120	117	24
64	Action Self Storage	N	2/9/2016	3/11/2016	2/11/2018	3/11/2018	2/11/2026		5.08000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.06170%	Actual/360	8,125.82	Interest-only, Amortizing Balloon	Actual/360	120	117	24
65	Cox Creek Retail	N	2/23/2016	4/11/2016		4/11/2016	3/11/2026		5.26000%	0.00340%	0.00860%	0.07250%	0.00050%	0.00080%	5.17420%	Actual/360	8,253.65	Amortizing Balloon		120	118	0
66	Security Public Storage - Riverbank	N	3/15/2016	5/1/2016		5/1/2016	4/1/2026		5.36000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.34170%	Actual/360	7,546.99	Amortizing Balloon		120	119	0
67	Trotwood	N	4/8/2016	5/6/2016		5/6/2016	4/6/2026		4.98000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	4.96170%	Actual/360	7,788.73	Amortizing Balloon		120	119	0
68	Sandoval Self Storage	N	3/7/2016	4/11/2016		4/11/2016	3/11/2026		5.31000%	0.00340%	0.00860%	0.00500%	0.00050%	0.00080%	5.29170%	Actual/360	7,625.33	Amortizing Balloon		120	118	0

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(6)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(3)(6)(8)	U/W NCF DSCR (x)(3)(6)(8)	Cut-off Date LTV Ratio(3)(6)(8)	LTV Ratio at Maturity(3)(6)(8)
1	Regent Portfolio	24	360	360	0	L(24),D(33),O(3)	0	0	131,000,000	9/29/2015									1.53	1.45	62.2%	59.6%
1.01	HMOB - Mount Kisco								20,400,000	9/29/2015
1.02	Hajjar MOB - Jersey City								14,800,000	9/29/2015
1.03	Hajjar MOB - Glen Rock								14,600,000	9/29/2015
1.04	Hajjar MOB - Wayne								13,900,000	10/1/2015
1.05	Hajjar MOB - Carlstadt								11,700,000	9/29/2015
1.06	Hajjar MOB - Oradell								10,700,000	9/29/2015
1.07	HMOB - New Brunswick								8,300,000	9/29/2015
1.08	Hajjar MOB - Roseland								7,600,000	10/1/2015
1.09	Hajjar MOB - Fair Lawn								6,500,000	9/29/2015
1.10	Miramar Medical Building								6,500,000	10/5/2015
1.11	Hajjar Business Holdings - Fair Lawn								4,400,000	9/29/2015
1.12	Hajjar MOB - Hackensack								3,000,000	10/1/2015
1.13	Hajjar Warehouse - Hackensack								1,900,000	9/30/2015
2	Congressional North Shopping Center & 121 Congressional Lane	117	0	0	3	L(27),D(90),O(3)	0	0	91,100,000	1/1/2016									2.01	1.95	64.5%	64.5%
2.01	Congressional North Shopping Center								80,200,000	1/1/2016
2.02	121 Congressional Lane								10,900,000	1/1/2016
3	Hilton & Homewood Suites Philadelphia	0	360	356	4	L(28),D(88),O(4)	0	5	76,500,000	11/3/2016									1.97	1.68	58.5%	48.0%
4	Shelby Town Center	35	360	360	1	L(25),D(90),O(5)	0	0	42,450,000	2/3/2016									1.48	1.40	70.7%	62.5%
5	Marriott Monterey	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0	120,100,000	11/12/2015									1.93	1.60	54.1%	45.3%
6	200 Precision & 425 Privet Portfolio	42	360	360	6	L(30),D(83),O(7)	0	0	39,100,000	10/12/2015									1.63	1.53	71.6%	64.5%
6.01	425 Privet Road								25,950,000	10/12/2015
6.02	200 Precision Drive								13,150,000	10/12/2015
7	Old Mill Village & Enterprise Center	0	240	237	3	L(27),D(89),O(4)	0	5	34,500,000	5/28/2015									1.35	1.25	70.5%	44.2%
8	Nolitan Hotel	0	360	360	0	L(24),D(92),O(4)	0	0	39,500,000	3/1/2016									1.56	1.40	60.8%	50.4%
9	Storage Solutions Self Storage Portfolio	22	360	360	2	L(26),D(30),O(4)	0	0	34,130,000	1/26/2016									1.43	1.42	65.6%	62.8%
9.01	Wells								9,840,000	1/26/2016
9.02	Sanford								8,070,000	1/26/2016
9.03	Auburn								6,630,000	1/26/2016
9.04	Ogunquit								7,150,000	1/26/2016
10	Shoppes at Alafaya	22	360	360	2	L(26),D(91),O(3)	7	5	28,670,000	12/15/2015									1.31	1.25	73.1%	63.7%
11	Embassy Plaza	59	360	360	1	L(25),D(91),O(4)	0	0	24,000,000	2/17/2016									1.39	1.32	72.9%	67.1%
12	Manchester Parkade	0	360	357	3	L(27),D(89),O(4)	0	5	22,000,000	11/24/2015									1.61	1.41	74.7%	61.6%
13	Matrix Portfolio	59	360	360	1	L(25),D(91),O(4)	0	0	24,900,000	Various									1.30	1.24	65.7%	60.9%
13.01	509 7th Street NW								16,500,000	2/16/2016
13.02	110 Carroll Street NW								5,500,000	2/17/2016
13.03	701 King Street								2,900,000	2/19/2016
14	Tempe Square	83	360	360	1	L(25),D(91),O(4)	0	5	25,100,000	2/15/2016									1.45	1.36	62.3%	59.3%
15	Perrysburg Market Center	0	360	360	0	L(24),D(92),O(4)	0	0	20,000,000	3/5/2016									1.43	1.32	74.0%	61.7%
16	Pacific Palisades Bowl MHC	21	360	360	3	L(27),D(89),O(4)	0	5	18,600,000	7/31/2015									1.37	1.35	69.4%	59.7%
17	Sonora Plaza I	21	360	360	3	L(27),D(89),O(4)	0	5	17,000,000	12/28/2015									1.52	1.39	74.7%	64.3%
18	Ward’s Crossing	35	360	360	1	L(25),D(91),O(4)	0	5	19,200,000	2/18/2016									1.61	1.49	63.0%	55.6%
19	Coral Cove Apartments	45	360	360	3	L(27),D(92),O(1)	0	0	15,200,000	12/1/2015									1.27	1.20	73.7%	66.9%
20	Quail Valley Apartments	31	360	360	5	L(29),D(87),O(4)	0	0	15,330,000	10/29/2015									1.34	1.28	72.4%	64.0%
21	Securlock Colony	0	360	358	2	L(26),D(90),O(4)	0	0	15,400,000	2/16/2016									1.22	1.20	64.3%	53.4%
22	Security Public Storage - Santa Rosa	0	360	356	4	L(28),GRTR 1% or YM or D(85),O(7)	5	5	14,950,000	11/10/2015									1.41	1.38	65.6%	53.7%
23	Overbrook Plaza	33	360	360	3	L(27),D(89),O(4)	0	0	12,650,000	10/25/2015									1.40	1.33	74.3%	66.1%
24	Cypress Medical Plaza	0	360	360	0	L(24),D(91),O(5)	0	0	13,150,000	2/10/2016									1.49	1.33	69.2%	57.7%
25	Home 2 Suites Union Square	0	360	358	2	L(26),D(90),O(4)	0	5	19,200,000	1/11/2016									2.78	2.54	46.8%	38.5%
26	Farley Self Storage	23	360	360	1	L(25),D(91),O(4)	0	5	12,500,000	1/28/2016									1.28	1.27	69.6%	60.4%
27	970 Park Center	34	360	360	2	L(26),D(90),O(4)	0	5	10,750,000	1/15/2016									1.46	1.35	64.2%	57.0%
28	Dixie Center	34	360	360	2	L(1),GRTR 2% or YM(118),O(1)	0	5	9,690,000	1/12/2016									1.57	1.38	69.7%	61.8%
29	Dodge Park Plaza	0	360	360	0	L(24),D(92),O(4)	0	0	10,300,000	2/26/2016									1.59	1.42	63.1%	52.6%
30	Marketplace at Signal Butte	35	360	360	1	L(25),D(88),O(7)	0	0	9,500,000	2/15/2016									1.49	1.30	66.3%	58.9%
31	NSC Portfolio	0	360	360	0	L(24),D(92),O(4)	0	0	11,820,000	1/26/2016									1.92	1.84	50.8%	41.4%
31.01	Neighborhood Storage Center 14								3,450,000	1/26/2016
31.02	Neighborhood Storage Center 15								3,520,000	1/26/2016
31.03	Neighborhood Storage Center 19								1,650,000	1/26/2016
31.04	Neighborhood Storage Center 17								1,750,000	1/26/2016
31.05	Neighborhood Storage Center 18								1,450,000	1/26/2016
32	Fedex Building Anchorage	0	300	300	0	L(24),D(93),O(3)	0	0	8,600,000	11/19/2015									1.23	1.22	69.8%	52.3%
33	Casa Morada	0	360	359	1	L(25),D(92),O(3)	0	0	8,400,000	1/1/2016									1.62	1.43	66.6%	57.6%
34	Bit O Heaven MHC	11	360	360	1	L(25),D(31),O(4)	0	0	7,710,000	1/18/2016									1.35	1.29	70.5%	67.3%
35	Sunnyoaks Industrial	0	300	299	1	L(25),D(91),O(4)	0	5	8,500,000	2/2/2016									1.45	1.37	62.6%	46.9%
36	VA Wal-Mart Shadow Portfolio	34	360	360	2	L(26),D(90),O(4)	0	0	7,000,000	2/5/2016									1.67	1.54	73.6%	65.8%
36.01	Norton Commons								3,800,000	2/5/2016
36.02	Colonial Plaza								3,200,000	2/5/2016
37	Wayne Place Apartments	0	360	359	1	L(25),D(93),O(2)	5	5	7,000,000	2/3/2016									1.30	1.25	69.2%	58.0%
38	Plantation Self Storage	34	360	360	2	L(26),D(90),O(4)	0	0	6,600,000	2/3/2016									1.39	1.38	73.2%	65.0%
39	Northwood Hills Apartments	0	300	298	2	L(26),D(30),O(4)	0	5	8,400,000	2/8/2016									2.02	1.85	57.0%	50.9%
40	Victorville Self Storage	20	360	360	4	L(28),D(88),O(4)	0	5	7,370,000	11/6/2015									1.73	1.68	61.1%	52.2%
41	Corners Shopping Center	0	360	359	1	L(25),D(91),O(4)	0	0	6,850,000	3/11/2016									1.67	1.51	65.6%	55.3%
42	Spring Mountain Plaza	0	360	358	2	L(26),D(90),O(4)	0	5	6,270,000	1/14/2016									1.45	1.35	68.8%	57.3%
43	Walgreens - Kinston	35	360	360	1	L(25),D(91),O(4)	0	15	5,500,000	2/4/2016									1.20	1.20	69.7%	62.2%
44	Ingram Heights Shopping Center	23	360	360	1	L(25),D(91),O(4)	0	5	5,100,000	2/5/2016									1.38	1.28	74.1%	64.6%
45	221 Glen Street Apartments	24	360	360	0	L(24),D(92),O(4)	0	0	5,300,000	3/18/2016									1.47	1.44	69.8%	61.5%
46	Walgreens - Liberty	119	0	0	1	L(25),D(91),O(4)	0	0	6,780,000	2/12/2016									1.95	1.95	53.8%	53.8%
47	PetSmart - Killeen	0	330	327	3	L(27),D(92),O(1)	0	0	4,800,000	11/24/2015									1.22	1.20	72.6%	59.2%
48	Shoppes of Waterville Commons	0	360	359	1	L(25),D(91),O(4)	0	0	4,700,000	2/1/2016									1.37	1.26	72.6%	59.5%
49	Shoppes at Camelot	0	300	297	3	L(27),D(89),O(4)	0	5	4,900,000	12/1/2015									1.51	1.35	67.0%	50.2%
50	Sunrise Lake Village II	23	360	360	1	L(25),D(91),O(4)	0	5	4,500,000	6/1/2016									1.35	1.28	68.4%	59.5%
51	Stor It 4 Less - Sun Valley, CA	0	360	358	2	L(26),D(90),O(4)	0	5	4,350,000	1/4/2016									1.32	1.30	68.8%	57.0%
52	University Self Storage	23	360	360	1	L(25),D(91),O(4)	0	5	4,300,000	1/28/2016									1.28	1.27	67.4%	58.6%
53	Maple Place Shopping Center	0	300	299	1	L(25),D(91),O(4)	0	5	4,200,000	1/20/2016									1.55	1.39	67.7%	51.0%
54	Parkway Pavillion	11	360	360	1	L(25),D(91),O(4)	0	5	3,750,000	12/16/2015									1.64	1.46	72.0%	61.0%
55	Cornelia Walmart Center - GA	0	360	358	2	L(26),D(90),O(4)	0	5	3,725,000	12/15/2015									1.58	1.45	72.3%	59.9%
56	Shoppes at First Colony	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	5	4,300,000	1/24/2016									1.37	1.27	61.6%	55.1%
57	Abilene South Self Storage	0	300	299	1	L(25),D(91),O(4)	0	0	3,800,000	12/1/2015									1.78	1.72	60.4%	45.2%
58	Windswept Plaza	0	300	297	3	L(27),D(89),O(4)	0	5	3,160,000	1/18/2016									1.36	1.28	72.4%	54.5%
59	Heritage I Apartments	0	360	358	2	L(26),D(90),O(4)	5	5	3,600,000	12/16/2015									2.03	1.86	61.0%	50.8%
60	CVS Akron	0	360	359	1	L(25),D(91),O(4)	0	0	2,610,000	1/29/2016									1.67	1.57	64.9%	52.7%
61	Slate Run II Apartments	0	360	358	2	L(26),D(90),O(4)	5	5	2,600,000	1/5/2016									1.81	1.64	64.9%	54.0%
62	Plaza Center I & II	59	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	0	3,000,000	2/24/2016									2.01	1.74	53.3%	49.2%
63	Hearthstone Shopping Center	21	360	360	3	L(27),D(89),O(4)	0	5	2,210,000	8/11/2015									1.50	1.37	72.4%	62.8%
64	Action Self Storage	21	360	360	3	L(27),D(89),O(4)	0	5	2,950,000	1/7/2016									1.78	1.70	50.8%	44.1%
65	Cox Creek Retail	0	360	358	2	L(26),D(90),O(4)	0	5	2,030,000	12/30/2015									1.44	1.35	73.4%	61.0%
66	Security Public Storage - Riverbank	0	360	359	1	L(25),GRTR 1% or YM or D(88),O(7)	5	5	3,500,000	11/16/2015									2.35	2.27	38.5%	32.1%
67	Trotwood	0	300	299	1	L(25),D(91),O(4)	0	0	2,100,000	11/19/2015									1.49	1.43	63.5%	47.5%
68	Sandoval Self Storage	0	300	298	2	L(26),D(90),O(4)	0	5	1,890,000	1/20/2016									1.39	1.36	66.7%	50.6%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NOI Debt Yield(3)(6)(8)	Cut-off Date U/W NCF Debt Yield(3)(6)(8)	U/W Revenues ($)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
1	Regent Portfolio	10.1%	9.6%	12,145,490	3,910,696	8,234,793	70,400	352,001	7,812,392	90.0%	Various			Actual 2015	9,704,501	4,040,266	5,664,235	0	5,664,235			NAV	NAV	NAV	NAV
1.01	HMOB - Mount Kisco			1,978,600	766,011	1,212,588	14,383	71,915	1,126,290	80.4%	4/19/2016			Actual 2015	1,596,576	831,342	765,235	0	765,235			Actual 2014	2,189,153	859,097	1,330,056
1.02	Hajjar MOB - Jersey City			1,438,323	467,743	970,580	6,191	30,954	933,435	96.5%	4/19/2016			Actual 2015	1,109,571	399,592	709,979	0	709,979			Actual 2014	1,110,042	392,069	717,973
1.03	Hajjar MOB - Glen Rock			1,594,052	521,395	1,072,657	8,783	43,914	1,019,960	100.0%	4/19/2016			Actual 2015	1,300,998	568,926	732,072	0	732,072			Actual 2014	843,885	412,169	431,716
1.04	Hajjar MOB - Wayne			1,331,991	423,809	908,182	6,247	31,233	870,703	100.0%	4/19/2016			Actual 2015	478,602	409,001	69,600	0	69,600			NAV	NAV	NAV	NAV
1.05	Hajjar MOB - Carlstadt			968,717	227,746	740,971	5,050	25,251	710,670	100.0%	4/19/2016			Actual 2015	943,730	252,421	691,309	0	691,309			Actual 2014	980,951	261,605	719,346
1.06	Hajjar MOB - Oradell			1,039,568	339,085	700,483	5,882	29,411	665,190	90.0%	4/19/2016			Actual 2015	934,986	364,856	570,129	0	570,129			Actual 2014	988,832	370,685	618,147
1.07	HMOB - New Brunswick			761,495	136,825	624,670	2,532	12,660	609,478	100.0%	4/19/2016			Actual 2015	381,438	201,132	180,306	0	180,306			NAV	NAV	NAV	NAV
1.08	Hajjar MOB - Roseland			843,337	399,229	444,109	8,430	42,150	393,529	61.4%	4/19/2016			Actual 2015	744,060	328,637	415,423	0	415,423			Actual 2014	976,053	452,902	523,151
1.09	Hajjar MOB - Fair Lawn			637,468	173,340	464,128	3,000	15,000	446,128	100.0%	4/19/2016			Actual 2015	630,993	195,632	435,361	0	435,361			Actual 2014	644,637	194,756	449,881
1.10	Miramar Medical Building			584,313	135,510	448,803	3,178	15,890	429,735	100.0%	4/19/2016			Actual 2015	569,286	121,676	447,610	0	447,610			Actual 2014	541,484	59,182	482,302
1.11	Hajjar Business Holdings - Fair Lawn			489,109	175,378	313,731	2,275	11,373	300,084	93.3%	4/19/2016			Actual 2015	436,453	169,963	266,489	0	266,489			Actual 2014	440,473	180,313	260,160
1.12	Hajjar MOB - Hackensack			274,637	73,069	201,568	1,200	6,000	194,368	100.0%	5/1/2016			Actual 2015	338,636	105,024	233,612	0	233,612			Actual 2014	304,300	103,928	200,372
1.13	Hajjar Warehouse - Hackensack			203,878	71,555	132,323	3,250	16,250	112,823	100.0%	4/19/2016			Actual 2015	239,171	92,062	147,109	0	147,109			Actual 2014	219,990	86,463	133,527
2	Congressional North Shopping Center & 121 Congressional Lane	8.9%	8.7%	7,220,962	1,981,383	5,239,579	38,198	116,221	5,085,160	97.5%	Various			Actual 2015	7,076,876	1,963,783	5,113,092	0	5,113,092			Actual 2014	6,966,362	1,861,712	5,104,650
2.01	Congressional North Shopping Center			5,599,601	1,300,536	4,299,066	28,788	89,963	4,180,315	100.0%	1/20/2016			Actual 2015	5,706,879	1,266,697	4,440,182	0	4,440,182			Actual 2014	5,655,614	1,242,800	4,412,814
2.02	121 Congressional Lane			1,621,360	680,847	940,513	9,410	26,258	904,845	88.7%	2/3/2016			Actual 2015	1,369,997	697,086	672,911	0	672,911			Actual 2014	1,310,748	618,913	691,836
3	Hilton & Homewood Suites Philadelphia	12.5%	10.6%	20,476,107	14,896,494	5,579,613	819,044	0	4,760,568	69.0%	12/31/2015	149	105	Actual 2015	20,212,909	14,098,688	6,114,221	0	6,114,221	151	104	Actual 2014	20,406,425	14,648,494	5,757,931
4	Shelby Town Center	9.5%	9.0%	3,578,808	728,912	2,849,896	40,499	119,114	2,690,283	94.5%	1/26/2016			Actual 2015	3,555,933	729,084	2,826,849	0	2,826,849			Actual 2014	2,839,993	793,915	2,046,078
5	Marriott Monterey	13.2%	11.0%	29,238,032	20,658,620	8,579,412	1,461,902	0	7,117,511	80.5%	1/31/2016	207	166	TTM 1/31/2016	29,238,032	20,990,916	8,247,116	0	8,247,116	207	166	Actual 2015	29,116,216	20,977,735	8,138,481
6	200 Precision & 425 Privet Portfolio	10.2%	9.6%	4,546,867	1,684,576	2,862,292	49,358	123,395	2,689,539	100.0%	12/31/2015			Actual 2015	4,780,659	1,683,122	3,097,537	0	3,097,537			Actual 2014	4,462,709	1,496,367	2,966,342
6.01	425 Privet Road			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	12/31/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
6.02	200 Precision Drive			NAV	NAV	NAV	NAV	NAV	NAV	100.0%	12/31/2015			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
7	Old Mill Village & Enterprise Center	10.5%	9.7%	3,561,378	1,006,083	2,555,295	49,914	135,993	2,369,389	92.7%	2/29/2016			TTM 2/29/2016	3,532,854	942,703	2,590,151	0	2,590,151			Actual 2014	3,359,776	938,428	2,421,348
8	Nolitan Hotel	10.4%	9.3%	6,328,069	3,839,597	2,488,473	253,123	0	2,235,350	87.4%	2/29/2016	322	281	TTM 2/29/2016	6,209,420	3,867,647	2,341,773	236,129	2,105,644	322	281	Actual 2015	6,202,062	3,780,492	2,421,570
9	Storage Solutions Self Storage Portfolio	9.5%	9.4%	2,863,194	742,957	2,120,237	11,345	2,670	2,106,222	86.2%	1/1/2016			TTM 1/31/2016	2,838,361	589,089	2,249,272	0	2,249,272			Actual 2014	2,606,495	556,643	2,049,851
9.01	Wells			886,931	193,699	693,232	5,700	0	687,532	93.3%	1/1/2016			TTM 1/31/2016	886,931	147,221	739,709	0	739,709			Actual 2014	809,112	132,889	676,223
9.02	Sanford			756,513	207,576	548,938	2,134	2,670	544,134	86.2%	1/1/2016			TTM 1/31/2016	756,513	163,181	593,333	0	593,333			Actual 2014	724,281	163,449	560,831
9.03	Auburn			632,287	190,143	442,144	1,781	0	440,363	85.3%	1/1/2016			TTM 1/31/2016	632,287	160,742	471,545	0	471,545			Actual 2014	590,094	156,276	433,818
9.04	Ogunquit			587,462	151,539	435,923	1,730	0	434,193	78.5%	1/1/2016			TTM 1/31/2016	562,629	117,945	444,684	0	444,684			Actual 2014	483,008	104,029	378,979
10	Shoppes at Alafaya	8.8%	8.3%	2,363,245	529,439	1,833,806	18,096	73,181	1,742,529	97.0%	2/28/2016			Annualized 9 9/30/2015	2,289,588	488,733	1,800,855	0	1,800,855			Actual 2014	2,381,357	540,150	1,841,207
11	Embassy Plaza	8.8%	8.3%	2,021,694	483,648	1,538,045	22,677	56,692	1,458,677	99.0%	3/8/2016			Actual 2015	2,085,635	464,772	1,620,863	0	1,620,863			Actual 2014	2,068,330	400,918	1,667,412
12	Manchester Parkade	10.4%	9.1%	2,968,905	1,266,259	1,702,646	48,364	158,936	1,495,347	82.9%	1/4/2016			Actual 2015	3,028,134	1,341,874	1,686,260	0	1,686,260			Actual 2014	2,968,304	1,417,521	1,550,783
13	Matrix Portfolio	8.6%	8.2%	1,925,779	516,556	1,409,223	7,163	53,723	1,348,337	100.0%	Various			Actual 2015	1,965,470	528,522	1,436,948	0	1,436,948			Actual 2014	1,855,505	455,436	1,400,069
13.01	509 7th Street NW			1,280,081	389,049	891,031	4,238	31,785	855,008	100.0%	4/4/2016			Actual 2015	1,296,645	395,761	900,884	0	900,884			Actual 2014	1,209,796	332,430	877,367
13.02	110 Carroll Street NW			369,492	97,717	271,775	2,025	15,188	254,562	100.0%	5/1/2016			Actual 2015	380,074	99,706	280,368	0	280,368			Actual 2014	372,278	87,854	284,424
13.03	701 King Street			276,206	29,789	246,417	900	6,750	238,767	100.0%	5/1/2016			Actual 2015	288,751	33,055	255,696	0	255,696			Actual 2014	273,432	35,153	238,279
14	Tempe Square	8.9%	8.3%	1,874,944	489,771	1,385,172	20,692	62,346	1,302,134	87.4%	4/7/2016			Actual 2015	1,741,432	505,060	1,236,371	0	1,236,371			Actual 2014	1,665,483	514,769	1,150,714
15	Perrysburg Market Center	9.7%	8.9%	2,195,738	758,159	1,437,579	21,746	94,669	1,321,164	95.4%	4/1/2016			TTM 3/31/2016	2,073,670	597,565	1,476,105	0	1,476,105			Actual 2015	2,052,749	584,703	1,468,046
16	Pacific Palisades Bowl MHC	8.7%	8.5%	1,671,432	553,899	1,117,533	16,246	0	1,101,287	97.5%	12/1/2015			Actual 2015	1,717,134	444,954	1,272,180	0	1,272,180			Actual 2014	1,663,878	458,711	1,205,167
17	Sonora Plaza I	9.6%	8.7%	1,588,748	373,041	1,215,707	27,226	78,441	1,110,039	97.3%	1/25/2016			TTM 2/29/2016	1,532,104	365,891	1,166,213	0	1,166,213			Actual 2015	1,488,904	354,119	1,134,784
18	Ward’s Crossing	10.2%	9.4%	1,668,305	438,991	1,229,313	25,900	66,732	1,136,681	100.0%	3/2/2016			Actual 2015	1,647,540	406,990	1,240,550	0	1,240,550			Actual 2014	1,698,235	435,155	1,263,080
19	Coral Cove Apartments	8.4%	8.0%	2,205,891	1,263,908	941,983	48,804	0	893,179	96.9%	12/4/2015			TTM 12/31/2015	2,250,260	1,352,699	897,562	37,165	860,397			Actual 2014	2,038,841	1,279,523	759,318
20	Quail Valley Apartments	8.6%	8.2%	1,788,397	837,777	950,620	44,000	0	906,620	88.6%	4/7/2016			TTM 2/29/2016	1,707,004	757,718	949,286	0	949,286			TTM 7/31/2014	1,413,549	715,713	697,836
21	Securlock Colony	8.1%	8.0%	1,235,902	432,563	803,339	10,400	0	792,939	88.3%	2/25/2016			TTM 1/31/2016	1,239,310	459,473	779,837	0	779,837			Actual 2015	1,248,522	455,915	792,607
22	Security Public Storage - Santa Rosa	8.8%	8.7%	1,296,001	429,922	866,080	14,920	0	851,160	99.1%	12/21/2015			TTM 2/29/2016	1,342,409	370,587	971,822	0	971,822			Actual 2014	1,209,238	352,137	857,101
23	Overbrook Plaza	9.3%	8.8%	1,278,591	403,229	875,362	10,428	34,761	830,174	97.8%	2/1/2016			Actual 2015	1,214,778	400,871	813,907	0	813,907			Actual 2014	1,240,008	335,882	904,126
24	Cypress Medical Plaza	10.1%	9.0%	1,361,738	443,130	918,610	9,276	92,760	816,573	96.2%	12/31/2015			TTM 2/29/2016	1,387,910	445,967	941,943	0	941,943			Actual 2015	1,390,871	450,482	940,389
25	Home 2 Suites Union Square	18.0%	16.4%	3,537,025	1,924,534	1,612,491	141,481	0	1,471,010	71.4%	12/31/2015	125	90	Actual 2015	3,537,024	1,773,385	1,763,640	0	1,763,640	125	90	Actual 2014	2,670,055	1,469,061	1,200,994
26	Farley Self Storage	8.4%	8.3%	1,101,856	374,289	727,567	5,773	0	721,794	95.6%	3/14/2016			Actual 2015	1,095,217	431,426	663,791	0	663,791			Actual 2014	992,819	351,937	640,881
27	970 Park Center	9.5%	8.8%	901,188	243,833	657,355	11,548	38,494	607,313	100.0%	2/16/2016			Actual 2015	571,866	191,622	380,244	0	380,244			NAV	NAV	NAV	NAV
28	Dixie Center	10.2%	9.0%	1,092,701	404,097	688,604	29,700	51,208	607,696	88.6%	1/31/2016			Actual 2015	1,039,674	410,969	628,705	0	628,705			Actual 2014	919,094	377,054	542,040
29	Dodge Park Plaza	10.8%	9.6%	1,045,618	346,084	699,534	25,270	48,568	625,697	86.4%	4/1/2016			TTM 3/31/2016	1,025,554	287,088	738,466	0	738,466			Actual 2015	1,032,696	265,099	767,597
30	Marketplace at Signal Butte	9.8%	8.5%	987,562	373,277	614,285	23,270	54,107	536,908	92.8%	11/4/2015			Actual 2015	944,013	366,584	577,429	0	577,429			Actual 2014	937,958	366,754	571,204
31	NSC Portfolio	12.0%	11.5%	1,241,666	519,955	721,710	29,537	0	692,174	84.8%	4/19/2016			TTM 1/31/2016	1,169,012	544,524	624,488	0	624,488			Actual 2015	1,150,482	564,184	586,299
31.01	Neighborhood Storage Center 14			333,202	136,680	196,522	9,572	0	186,951	82.0%	4/19/2016			TTM 1/31/2016	323,999	148,300	175,699	0	175,699			Actual 2015	321,388	151,195	170,193
31.02	Neighborhood Storage Center 15			328,821	142,781	186,040	7,050	0	178,990	85.2%	4/19/2016			TTM 1/31/2016	292,766	151,243	141,523	0	141,523			Actual 2015	289,601	158,499	131,102
31.03	Neighborhood Storage Center 19			210,086	80,821	129,265	5,283	0	123,982	84.3%	4/19/2016			TTM 1/31/2016	198,263	81,263	117,000	0	117,000			Actual 2015	192,100	88,198	103,902
31.04	Neighborhood Storage Center 17			177,439	73,094	104,345	3,702	0	100,643	86.4%	4/19/2016			TTM 1/31/2016	155,576	74,534	81,042	0	81,042			Actual 2015	154,609	74,762	79,847
31.05	Neighborhood Storage Center 18			192,117	86,579	105,538	3,930	0	101,608	90.1%	4/19/2016			TTM 1/31/2016	198,408	89,184	109,224	0	109,224			Actual 2015	192,785	91,531	101,254
32	Fedex Building Anchorage	8.7%	8.7%	558,579	34,214	524,365	4,582	0	519,783	100.0%	5/1/2016			Actual 2015	559,145	17,457	541,688	0	541,688			Actual 2014	387,338	17,072	370,266
33	Casa Morada	12.4%	11.0%	2,017,065	1,320,663	696,402	80,683	0	615,719	80.5%	12/31/2015	385	297	Actual 2015	2,012,669	1,225,895	786,774	0	786,774	386	310	Actual 2014	1,970,150	1,249,296	720,854
34	Bit O Heaven MHC	10.1%	9.7%	1,219,190	669,028	550,163	22,011	0	528,152	85.4%	2/18/2016			Actual 2015	1,219,190	599,575	619,615	0	619,615			Actual 2014	1,129,862	637,913	491,949
35	Sunnyoaks Industrial	10.2%	9.6%	681,511	137,879	543,632	7,957	22,276	513,399	86.7%	3/15/2016			Actual 2015	740,985	136,492	604,493	0	604,493			Actual 2014	756,918	126,778	630,140
36	VA Wal-Mart Shadow Portfolio	11.4%	10.5%	779,141	193,984	585,158	6,750	39,174	539,233	97.4%	3/7/2016			TTM 1/31/2016	725,695	189,103	536,592	0	536,592			Actual 2014	608,269	166,452	441,817
36.01	Norton Commons			424,252	105,869	318,383	3,168	22,094	293,120	100.0%	3/7/2016			TTM 1/31/2016	411,211	104,658	306,553	0	306,553			Actual 2014	301,015	88,592	212,423
36.02	Colonial Plaza			354,890	88,115	266,775	3,582	17,080	246,113	94.9%	3/7/2016			TTM 1/31/2016	314,484	84,445	230,039	0	230,039			Actual 2014	307,254	77,860	229,394
37	Wayne Place Apartments	8.9%	8.6%	660,531	227,824	432,707	17,100	0	415,607	94.7%	2/5/2016			Actual 2015	662,977	211,791	451,186	0	451,186			Actual 2014	647,649	207,441	440,208
38	Plantation Self Storage	9.1%	9.0%	646,594	208,270	438,324	3,098	0	435,226	87.4%	2/5/2016			TTM 1/31/2016	642,747	176,397	466,350	0	466,350			Actual 2015	640,595	176,558	464,038
39	Northwood Hills Apartments	14.4%	13.1%	1,444,260	757,336	686,923	59,712	0	627,211	97.9%	2/3/2016			TTM 1/31/2016	1,456,514	688,697	767,818	0	767,818			Actual 2015	1,440,034	688,781	751,252
40	Victorville Self Storage	10.6%	10.3%	715,187	238,188	476,999	12,964	0	464,035	97.3%	12/16/2015			TTM 3/31/2016	740,184	206,052	534,132	0	534,132			Actual 2015	715,421	180,519	534,902
41	Corners Shopping Center	11.7%	10.6%	777,956	250,576	527,380	13,509	37,150	476,722	96.1%	2/29/2016			TTM 2/29/2016	691,096	214,408	476,688	0	476,688			Actual 2015	678,823	216,941	461,882
42	Spring Mountain Plaza	9.7%	9.1%	564,545	144,780	419,766	4,955	23,699	391,112	100.0%	12/1/2015			Actual 2015	575,048	135,940	439,108	0	439,108			Actual 2014	559,391	117,534	441,857
43	Walgreens - Kinston	8.0%	8.0%	313,731	6,275	307,456	0	0	307,456	100.0%	5/1/2016			Actual 2015	316,900	0	316,900	0	316,900			Actual 2014	316,900	0	316,900
44	Ingram Heights Shopping Center	9.1%	8.5%	522,427	176,582	345,845	3,454	20,930	321,462	100.0%	2/9/2016			Actual 2015	489,296	178,572	310,725	0	310,725			Actual 2014	433,847	149,089	284,758
45	221 Glen Street Apartments	10.2%	10.0%	534,913	156,902	378,011	7,250	0	370,761	100.0%	4/13/2016			TTM 2/29/2016	521,228	154,786	366,442	0	366,442			Actual 2015	498,120	139,626	358,494
46	Walgreens - Liberty	10.4%	10.4%	391,050	12,821	378,229	0	0	378,229	100.0%	5/1/2016			Actual 2015	390,000	0	390,000	0	390,000			Actual 2014	390,000	0	390,000
47	PetSmart - Killeen	8.9%	8.8%	314,859	3,149	311,710	4,166	0	307,544	100.0%	5/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
48	Shoppes of Waterville Commons	8.7%	8.0%	446,998	149,947	297,052	3,624	20,131	273,297	84.1%	3/1/2016			TTM 1/31/2016	469,791	160,611	309,180	0	309,180			Actual 2015	471,988	171,453	300,535
49	Shoppes at Camelot	10.5%	9.5%	478,924	133,696	345,228	5,224	29,583	310,421	100.0%	1/1/2016			Actual 2015	443,033	131,328	311,705	0	311,705			Actual 2014	352,386	116,176	236,209
50	Sunrise Lake Village II	9.0%	8.5%	374,745	98,518	276,228	1,996	13,304	260,928	100.0%	2/29/2016			Annualized 8 8/31/2015	175,773	80,550	95,223	0	95,223			Actual 2014	79,005	41,760	37,245
51	Stor It 4 Less - Sun Valley, CA	8.7%	8.5%	409,488	150,291	259,197	4,165	0	255,032	96.4%	12/17/2015			Actual 2015	409,488	73,546	335,942	0	335,942			Actual 2014	374,393	91,143	283,250
52	University Self Storage	8.4%	8.4%	399,754	155,351	244,403	2,063	0	242,341	89.1%	3/14/2016			Actual 2015	397,930	172,140	225,790	0	225,790			Actual 2014	354,534	107,254	247,280
53	Maple Place Shopping Center	11.0%	9.9%	558,084	244,004	314,080	6,553	24,700	282,827	86.4%	3/1/2016			Actual 2015	526,963	201,327	325,636	0	325,636			Actual 2014	485,032	281,492	203,540
54	Parkway Pavillion	10.7%	9.5%	393,908	105,477	288,432	8,034	23,244	257,154	91.5%	2/3/2016			Actual 2015	343,092	93,314	249,778	0	249,778			Actual 2014	390,490	91,543	298,947
55	Cornelia Walmart Center - GA	10.4%	9.5%	373,992	94,564	279,428	4,322	19,284	255,822	99.1%	1/12/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
56	Shoppes at First Colony	9.3%	8.6%	348,689	103,019	245,670	1,586	16,311	227,773	100.0%	2/1/2016			Actual 2015	294,473	96,908	197,565	0	197,565			Actual 2014	268,894	101,239	167,656
57	Abilene South Self Storage	12.5%	12.1%	521,471	234,977	286,494	9,799	0	276,695	90.5%	3/31/2016			TTM 3/31/2016	518,270	218,822	299,448	0	299,448			Actual 2015	492,980	204,017	288,962
58	Windswept Plaza	9.7%	9.1%	295,465	73,948	221,517	2,520	11,593	207,404	100.0%	2/9/2016			Actual 2015	316,908	74,145	242,763	0	242,763			Actual 2014	302,860	83,553	219,307
59	Heritage I Apartments	13.6%	12.5%	553,802	255,065	298,736	25,200	0	273,536	100.0%	12/10/2015			TTM 11/30/2015	557,534	248,913	308,621	0	308,621			Actual 2014	527,017	252,909	274,108
60	CVS Akron	10.3%	9.7%	238,067	63,597	174,470	1,924	8,100	164,446	100.0%	5/1/2016			TTM 2/29/2016	239,452	60,198	179,254	0	179,254			Actual 2015	239,468	59,714	179,754
61	Slate Run II Apartments	12.2%	11.0%	387,272	182,251	205,022	19,200	0	185,822	98.5%	1/15/2016			Actual 2015	402,695	189,303	213,392	0	213,392			Actual 2014	385,452	188,510	196,942
62	Plaza Center I & II	13.0%	11.3%	352,684	144,555	208,129	4,349	23,129	180,651	96.9%	4/1/2016			TTM 2/29/2016	372,593	128,472	244,120	0	244,120			Actual 2015	366,553	115,964	250,589
63	Hearthstone Shopping Center	9.8%	8.9%	224,660	68,421	156,238	3,667	10,028	142,543	100.0%	1/7/2016			Actual 2015	233,428	65,678	167,750	0	167,750			Actual 2014	235,046	57,576	177,470
64	Action Self Storage	11.6%	11.1%	322,729	148,771	173,958	7,808	0	166,150	87.0%	1/7/2016			Actual 2015	322,729	134,404	188,325	0	188,325			Actual 2014	259,071	134,653	124,418
65	Cox Creek Retail	9.6%	9.0%	173,176	30,897	142,279	1,386	7,238	133,655	100.0%	2/1/2016			Actual 2015	176,021	30,658	145,363	0	145,363			Actual 2014	179,038	29,329	149,710
66	Security Public Storage - Riverbank	15.8%	15.2%	418,719	206,005	212,715	7,446	0	205,269	95.4%	12/31/2015			Actual 2015	418,719	212,499	206,220	0	206,220			Actual 2014	379,446	199,061	180,385
67	Trotwood	10.4%	10.1%	358,063	219,013	139,051	5,080	0	133,970	89.3%	3/31/2016			TTM 3/31/2016	357,993	168,892	189,101	0	189,101			Actual 2015	362,629	193,341	169,287
68	Sandoval Self Storage	10.1%	9.8%	231,498	104,005	127,493	3,479	0	124,014	100.0%	12/28/2015			Actual 2015	250,311	87,098	163,213	0	163,213			Actual 2014	248,856	86,988	161,868

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(9)(10)(11)(12)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(11)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	Regent Portfolio	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various	Various	Various	Various	Various	Various	Various
1.01	HMOB - Mount Kisco	0	1,330,056			Actual 2013	2,301,152	799,552	1,501,600	0	1,501,600			N	Merrill Lynch	12,310	17.1%	7/31/2022	Westchester Health (Women’s Medical)	5,240	7.3%	6/30/2025
1.02	Hajjar MOB - Jersey City	0	717,973			Actual 2013	971,782	252,383	719,399	0	719,399			N	Surgicare of Jersey City	11,070	35.8%	7/31/2026	Sovereign Medical	10,001	32.3%	6/30/2030
1.03	Hajjar MOB - Glen Rock	0	431,716			Actual 2013	300,660	279,541	21,119	0	21,119			N	Sovereign Health System	26,500	60.3%	7/31/2028	Oasis Medical and Surgical wellness group	7,934	18.1%	12/31/2029
1.04	Hajjar MOB - Wayne	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	St. Josephs Hospital	20,108	64.4%	11/30/2024	Wayne Cancer Center	7,606	24.4%	5/31/2029
1.05	Hajjar MOB - Carlstadt	0	719,346			Actual 2013	964,368	219,763	744,605	0	744,605			N	Medical Associates of NJ	9,249	36.6%	3/31/2033	Surgicare of Carlstadt	9,020	35.7%	9/30/2025
1.06	Hajjar MOB - Oradell	0	618,147			Actual 2013	1,044,446	304,065	740,381	0	740,381			N	New Century Imaging	10,846	36.9%	7/1/2017	Sovereign Surgicare	10,550	35.9%	5/31/2025
1.07	HMOB - New Brunswick	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Sovereign Oncology of New Brunswick	6,330	50.0%	6/30/2030	Sovereign Medical	6,330	50.0%	5/30/2025
1.08	Hajjar MOB - Roseland	0	523,151			NAV	NAV	NAV	NAV	NAV	NAV			N	Roseland Ambulatory	12,807	30.4%	9/30/2025	Dr Mahklouf	2,659	6.3%	2/28/2023
1.09	Hajjar MOB - Fair Lawn	0	449,881			Actual 2013	630,790	203,032	427,758	0	427,758			N	St Josephs Pediatric Surgery Center	8,000	53.3%	5/31/2027	Sovereign Medical	7,000	46.7%	5/31/2027
1.10	Miramar Medical Building	0	482,302			Actual 2013	540,792	89,592	451,200	0	451,200			N	Tenet Health	12,016	75.6%	7/21/2023	Orthopedic Specialsts of South FL	2,145	13.5%	10/31/2020
1.11	Hajjar Business Holdings - Fair Lawn	0	260,160			Actual 2013	502,067	165,578	336,489	0	336,489			N	Surgicare of Fair Lawn	6,772	59.5%	4/1/2022	Sovereign Laboratory Services, LLC	2,142	18.8%	3/31/2025
1.12	Hajjar MOB - Hackensack	0	200,372			Actual 2013	338,591	137,592	200,999	0	200,999			N	Hackensack Radiation	6,000	100.0%	1/31/2021
1.13	Hajjar Warehouse - Hackensack	0	133,527			Actual 2013	189,599	88,127	101,472	0	101,472			N	Surgem Warehouse	9,572	58.9%	6/30/2027	MMB Property Management	5,500	33.8%	6/30/2027
2	Congressional North Shopping Center & 121 Congressional Lane	0	5,104,650			Actual 2013	6,997,093	1,847,502	5,149,591	0	5,149,591			N	Various	Various	Various	Various	Various	Various	Various	Various
2.01	Congressional North Shopping Center	0	4,412,814			Actual 2013	5,566,389	1,273,183	4,293,206	0	4,293,206			N	Bed Bath & Beyond	62,040	34.5%	1/31/2018	HH Gregg	32,749	18.2%	9/30/2020
2.02	121 Congressional Lane	0	691,836			Actual 2013	1,430,704	574,319	856,385	0	856,385			N	Emmanuel Brown, MD, PC	4,301	8.2%	8/31/2025	Mykonos Grill	3,525	6.7%	9/30/2018
3	Hilton & Homewood Suites Philadelphia	0	5,757,931	147	104	Actual 2013	19,781,824	14,449,398	5,332,426	0	5,332,426	148	101	N
4	Shelby Town Center	0	2,046,078			Actual 2013	2,643,632	774,338	1,869,294	0	1,869,294			N	Marshall’s	53,580	22.5%	5/31/2017	Gorman’s	35,533	14.9%	6/30/2020
5	Marriott Monterey	0	8,138,481	207	165	Actual 2014	26,465,890	19,337,958	7,127,932	0	7,127,932	193	146	N
6	200 Precision & 425 Privet Portfolio	0	2,966,342			Actual 2013	4,259,932	1,524,253	2,735,679	0	2,735,679			N	Various	Various	Various	Various	Various	Various	Various	Various
6.01	425 Privet Road	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Teva Pharmaceuticals	120,290	100.0%	1/31/2025
6.02	200 Precision Drive	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Finisar Corporation	63,757	50.4%	6/30/2018	DrugScan, Inc.	45,525	36.0%	8/31/2022
7	Old Mill Village & Enterprise Center	0	2,421,348			Actual 2013	3,441,270	897,222	2,544,048	0	2,544,048			N	Vons	58,175	17.5%	12/31/2019	CVS Caremark	26,060	7.8%	2/29/2020
8	Nolitan Hotel	232,529	2,189,041	325	279	Actual 2014	6,033,482	3,921,356	2,112,126	0	2,112,126	314	274	N
9	Storage Solutions Self Storage Portfolio	0	2,049,851			Actual 2013	2,384,391	516,403	1,867,988	0	1,867,988			N
9.01	Wells	0	676,223			Actual 2013	758,202	115,493	642,709	0	642,709			N
9.02	Sanford	0	560,831			Actual 2013	667,297	154,019	513,278	0	513,278			N
9.03	Auburn	0	433,818			Actual 2013	555,542	147,172	408,370	0	408,370			N
9.04	Ogunquit	0	378,979			Actual 2013	403,350	99,719	303,631	0	303,631			N
10	Shoppes at Alafaya	0	1,841,207			Actual 2013	2,055,121	552,847	1,502,274	0	1,502,274			N	Toys R Us	58,907	48.8%	1/31/2027	Dick’s Sporting Goods	50,000	41.4%	1/31/2023
11	Embassy Plaza	0	1,667,412			Actual 2013	1,928,146	370,722	1,557,424	0	1,557,424			N	WalMart Stores	37,174	32.8%	2/19/2032	Big Lots	17,640	15.6%	5/31/2020
12	Manchester Parkade	0	1,550,783			Actual 2013	2,917,036	1,363,607	1,553,429	0	1,553,429			N	State of Connecticut - Dept. of Children & Families	35,068	13.2%	12/31/2020	Joey’z Shopping Spree	26,625	10.1%	5/31/2023
13	Matrix Portfolio	0	1,400,069			Actual 2013	1,854,431	501,408	1,353,023	0	1,353,023			N	Various	Various	Various	Various	Various	Various	Various	Various
13.01	509 7th Street NW	0	877,367			Actual 2013	1,227,316	392,493	834,823	0	834,823			N	District ChopHouse	11,447	54.0%	3/31/2022	Venturehouse Group LLC	9,743	46.0%	12/31/2016
13.02	110 Carroll Street NW	0	284,424			Actual 2013	361,856	79,247	282,609	0	282,609			N	Carroll St CVS	10,125	100.0%	1/31/2019
13.03	701 King Street	0	238,279			Actual 2013	265,259	29,668	235,591	0	235,591			N	PQ Alexandria, Inc.	4,500	100.0%	9/30/2017
14	Tempe Square	0	1,150,714			Actual 2013	1,581,131	520,329	1,060,802	0	1,060,802			N	PetSmart	14,990	13.2%	2/28/2026	Walgreen’s	13,905	12.2%	7/31/2056
15	Perrysburg Market Center	0	1,468,046			Actual 2014	2,047,882	625,027	1,422,855	0	1,422,855			N	Hobby Lobby	50,092	34.6%	9/30/2024	Best Buy	29,497	20.3%	1/31/2018
16	Pacific Palisades Bowl MHC	0	1,205,167			Actual 2013	1,581,374	464,022	1,117,352	0	1,117,352			N
17	Sonora Plaza I	0	1,134,784			Actual 2014	1,388,573	357,950	1,030,624	0	1,030,624			N	Orchard Supply	57,777	42.4%	6/30/2027	Cost U Less	23,150	17.0%	4/30/2019
18	Ward’s Crossing	0	1,263,080			Actual 2013	1,699,043	467,578	1,231,465	0	1,231,465			N	Michaels	23,910	29.5%	2/28/2018	Bed Bath & Beyond	20,627	25.5%	1/31/2018
19	Coral Cove Apartments	72,596	686,722			Actual 2013	1,740,031	1,418,182	321,849	12,394	309,455			N
20	Quail Valley Apartments	143	697,693			NAV	NAV	NAV	NAV	NAV	NAV			N
21	Securlock Colony	0	792,607			Actual 2014	1,269,181	444,932	824,249	0	824,249			N
22	Security Public Storage - Santa Rosa	0	857,101			Actual 2013	1,118,225	324,744	793,481	0	793,481			N
23	Overbrook Plaza	0	904,126			Actual 2013	1,157,506	313,183	844,323	0	844,323			N	SAVE-A-LOT	15,775	22.7%	6/30/2024	Family Dollar Store	8,060	11.6%	6/30/2024
24	Cypress Medical Plaza	0	940,389			Actual 2014	1,329,572	434,263	895,309	0	895,309			N	1960 Family Practice	23,308	50.3%	9/30/2020	Wood Dialysis	6,034	13.0%	11/30/2018
25	Home 2 Suites Union Square	0	1,200,994	121	68	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
26	Farley Self Storage	0	640,881			Actual 2013	929,154	344,004	585,150	0	585,150			N
27	970 Park Center	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Apem, Inc.	47,504	61.7%	12/31/2020	JB Graphics, Inc.	17,424	22.6%	11/30/2019
28	Dixie Center	0	542,040			Actual 2013	891,418	333,750	557,668	0	557,668			N	Winn-Dixie	45,135	44.1%	2/17/2025	Family Dollar	10,010	9.8%	6/30/2021
29	Dodge Park Plaza	0	767,597			Actual 2014	991,203	254,348	736,855	0	736,855			N	The Salvation Army	30,000	29.7%	7/31/2025	ACO	18,635	18.4%	1/31/2018
30	Marketplace at Signal Butte	0	571,204			Actual 2013	947,919	368,145	579,774	0	579,774			N	Basha’s	53,631	46.1%	3/31/2020	Big 5 Sporting Goods	12,987	11.2%	1/31/2019
31	NSC Portfolio	0	586,299			Actual 2014	776,146	387,465	388,682	0	388,682			N
31.01	Neighborhood Storage Center 14	0	170,193			Actual 2014	291,242	127,949	163,294	0	163,294			N
31.02	Neighborhood Storage Center 15	0	131,102			Actual 2014	242,732	133,454	109,278	0	109,278			N
31.03	Neighborhood Storage Center 19	0	103,902			Actual 2014	31,342	18,288	13,053	0	13,053			N
31.04	Neighborhood Storage Center 17	0	79,847			Actual 2014	132,805	64,011	68,794	0	68,794			N
31.05	Neighborhood Storage Center 18	0	101,254			Actual 2014	78,025	43,763	34,262	0	34,262			N
32	Fedex Building Anchorage	0	370,266			Actual 2013	314,549	6,025	308,524	0	308,524			N	Fedex Ground Package System, Inc.	30,547	100.0%	12/31/2025
33	Casa Morada	0	720,854	379	288	Actual 2013	1,896,803	1,263,377	633,426	0	633,426	361	279	N
34	Bit O Heaven MHC	0	491,949			Actual 2013	1,078,306	583,604	494,702	0	494,702			N
35	Sunnyoaks Industrial	0	630,140			Actual 2013	617,698	119,466	498,232	0	498,232			N	Cal-Stream (Ferguson Enterprises)	10,104	20.3%	5/31/2018	NorCal Autoworks	10,000	20.1%	12/31/2016
36	VA Wal-Mart Shadow Portfolio	0	441,817			Actual 2013	507,486	160,397	347,089	0	347,089			N	Various	Various	Various	Various	Various	Various	Various	Various
36.01	Norton Commons	0	212,423			Actual 2013	193,785	82,343	111,442	0	111,442			N	Wellmont Health System	7,200	27.3%	10/31/2016	PetSense, LLC	5,400	20.5%	9/30/2019
36.02	Colonial Plaza	0	229,394			Actual 2013	313,701	78,054	235,646	0	235,646			N	Dollar Tree Stores, Inc	10,000	36.3%	2/28/2018	El Campesino, Inc.	4,200	15.2%	2/28/2019
37	Wayne Place Apartments	0	440,208			Actual 2013	631,791	209,975	421,816	0	421,816			N
38	Plantation Self Storage	0	464,038			Actual 2014	630,706	170,434	460,272	0	460,272			N
39	Northwood Hills Apartments	0	751,252			Actual 2014	1,219,613	657,044	562,568	0	562,568			N
40	Victorville Self Storage	0	534,902			Actual 2014	626,252	218,608	407,643	0	407,643			N
41	Corners Shopping Center	0	461,882			Actual 2014	727,302	215,818	511,484	0	511,484			N	Eastside Boys, LLC (dba Hamlin Pub)	7,012	12.5%	7/30/2018	KSS of Shelby (dba HealthQuest Physical Therapy)	4,864	8.6%	5/31/2021
42	Spring Mountain Plaza	0	441,857			Actual 2013	597,928	157,932	439,997	0	439,997			N	Mediterranian Market	5,150	20.8%	7/31/2020	K.J Kitchen, Inc	3,000	12.1%	6/1/2020
43	Walgreens - Kinston	0	316,900			Actual 2013	316,900	0	316,900	0	316,900			N	Walgreens	14,820	100.0%	9/30/2081
44	Ingram Heights Shopping Center	0	284,758			Actual 2013	428,432	143,420	285,012	0	285,012			N	David’s Bridal	8,000	46.3%	8/31/2025	Monarch Dental	4,619	26.7%	12/31/2025
45	221 Glen Street Apartments	0	358,494			NAV	NAV	NAV	NAV	NAV	NAV			N	Agotaras, LLC	7,792	20.1%	12/31/2020	Spot Coffee Glen, LLC	4,700	12.1%	10/16/2023
46	Walgreens - Liberty	0	390,000			Actual 2013	390,000	0	390,000	0	390,000			N	Walgreens	14,490	100.0%	1/31/2086
47	PetSmart - Killeen	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	PetSmart, Inc.	26,040	100.0%	12/31/2021
48	Shoppes of Waterville Commons	0	300,535			Actual 2014	468,316	160,165	308,151	0	308,151			N	US Cellular	4,000	19.9%	6/30/2021	Payless Shoes	2,989	14.8%	3/31/2019
49	Shoppes at Camelot	0	236,209			Actual 2013	293,419	116,568	176,851	0	176,851			N	University Medical Group	4,440	17.0%	11/30/2024	American Family Mutual Insurance	4,000	15.3%	5/31/2020
50	Sunrise Lake Village II	0	37,245			NAV	NAV	NAV	NAV	NAV	NAV			N	Jason’s Deli	5,456	41.0%	5/31/2031	All Sports Fitness Studios LLC	2,940	22.1%	11/21/2024
51	Stor It 4 Less - Sun Valley, CA	0	283,250			Actual 2013	355,646	107,033	248,613	0	248,613			N
52	University Self Storage	0	247,280			Actual 2013	335,345	102,571	232,775	0	232,775			N
53	Maple Place Shopping Center	0	203,540			Actual 2013	465,862	261,064	204,798	0	204,798			N	El Mariachi	5,905	18.0%	2/28/2018	Bank of America	4,025	12.3%	5/31/2019
54	Parkway Pavillion	0	298,947			Actual 2013	443,336	93,250	350,086	0	350,086			N	China King Buffet	8,000	38.8%	7/31/2017	Korean BBQ	3,080	15.0%	11/30/2020
55	Cornelia Walmart Center - GA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Rue 21	4,900	22.5%	1/31/2021	Shoe Show	4,800	22.0%	11/30/2020
56	Shoppes at First Colony	0	167,656			Actual 2013	268,200	87,110	181,090	0	181,090			N	Piada Italian Street Food	3,200	40.3%	3/31/2025	Envogue MediSpa and Salon	1,996	25.2%	1/31/2019
57	Abilene South Self Storage	0	288,962			Actual 2014	497,924	258,679	239,245	0	239,245			N
58	Windswept Plaza	0	219,307			Actual 2013	288,181	65,128	223,053	0	223,053			N	Rockport Properties	2,700	21.4%	8/31/2021	Cricket	1,800	14.3%	12/31/2017
59	Heritage I Apartments	0	274,108			Actual 2013	514,096	251,870	262,226	0	262,226			N
60	CVS Akron	0	179,754			Actual 2014	239,976	57,186	182,790	0	182,790			N	CVS	10,125	100.0%	1/31/2020
61	Slate Run II Apartments	0	196,942			Actual 2013	375,644	179,459	196,185	0	196,185			N
62	Plaza Center I & II	0	250,589			Actual 2014	356,471	114,604	241,867	0	241,867			N	SNR Contractors & Associates, Inc.	2,202	10.1%	4/30/2019	Booth Research Group	1,713	7.9%	6/30/2019
63	Hearthstone Shopping Center	0	177,470			Actual 2013	200,459	55,993	144,466	0	144,466			N	Hearthstone Animal Clinic	3,615	27.5%	2/28/2023	Himalayan Grocers	2,600	19.8%	7/31/2017
64	Action Self Storage	0	124,418			Actual 2013	193,743	106,556	87,187	0	87,187			N
65	Cox Creek Retail	0	149,710			Actual 2013	172,987	29,073	143,914	0	143,914			N	Palm Beach Tan	2,706	39.0%	12/31/2018	T-Mobile	2,442	35.2%	1/31/2018
66	Security Public Storage - Riverbank	0	180,385			Actual 2013	371,772	200,344	171,428	0	171,428			N
67	Trotwood	0	169,287			Actual 2014	335,704	205,311	130,393	0	130,393			N
68	Sandoval Self Storage	0	161,868			Actual 2013	248,765	87,034	161,731	0	161,731			N

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(9)(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(9)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(11)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose
1	Regent Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	4/21/2016	4/21/2016				N	Y	Refinance
1.01	HMOB - Mount Kisco	Westchester Health	3,114	4.3%	2/28/2020	WMC Advanced Physician Services	2,894	4.0%	11/30/2018	Lawrence Goettisheim	2,392	3.3%	2/28/2019	4/21/2016	4/21/2016				N	Y
1.02	Hajjar MOB - Jersey City	Jersey City Radiation Therapy	7,459	24.1%	7/31/2026	Jeffrey Rapaport MD	1,355	4.4%	8/30/2018					4/21/2016	4/21/2016				N	Y
1.03	Hajjar MOB - Glen Rock	Sovereign Medical Group - Urgent care	3,366	7.7%	9/30/2029	Sovereign Medical Group - CRS	3,123	7.1%	5/31/2029	Portfolio	1,991	4.5%	8/31/2019	4/21/2016	4/21/2016				N	Y
1.04	Hajjar MOB - Wayne	Sovereign Medical	3,519	11.3%	11/30/2029									4/21/2016	4/21/2016				N	Y
1.05	Hajjar MOB - Carlstadt	Feabas	4,119	16.3%	12/31/2017	Sov Lab/SMG	1,502	5.9%	3/31/2030	Sovereign Medical Group	1,361	5.4%	6/30/2030	4/21/2016	4/21/2016				N	Y
1.06	Hajjar MOB - Oradell	Sovereign Urology Specialty Care	3,000	10.2%	1/1/2022	Perlmutter	2,065	7.0%	5/31/2027					4/21/2016	4/21/2016				N	Y
1.07	HMOB - New Brunswick													4/21/2016	4/21/2016				N	Y
1.08	Hajjar MOB - Roseland	Total Hearing	2,050	4.9%	2/20/2017	Anthony Caputo	1,888	4.5%	6/30/2020	Johnathan Nitche	1,853	4.4%	1/31/2023	4/21/2016	4/21/2016				N	Y
1.09	Hajjar MOB - Fair Lawn													4/21/2016	4/21/2016				N	Y
1.10	Miramar Medical Building	Complete Womans Care	1,729	10.9%	12/31/2019									4/21/2016	4/21/2016				N	Y
1.11	Hajjar Business Holdings - Fair Lawn	Sovereign Medical Group	1,696	14.9%	4/1/2022									4/21/2016	4/21/2016				N	Y
1.12	Hajjar MOB - Hackensack													4/21/2016	4/21/2016				N	Y
1.13	Hajjar Warehouse - Hackensack	Surgem LLC	1,178	7.2%	6/30/2027									4/21/2016	4/21/2016				N	Y
2	Congressional North Shopping Center & 121 Congressional Lane	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	1/12/2016	Various				N	Y	Refinance
2.01	Congressional North Shopping Center	Staples	26,586	14.8%	10/31/2017	Michael’s	21,050	11.7%	2/28/2018	Petco	15,457	8.6%	9/30/2022	1/12/2016	1/13/2016				N	Y
2.02	121 Congressional Lane	Dr. David Schlactus	2,845	5.4%	1/11/2021	Kravitz Dentistry, P.C.	2,278	4.4%	4/30/2022	Jess Sadikman, MD, LLC (LOI)	2,204	4.2%	7/15/2022	1/12/2016	1/12/2016				N	Y
3	Hilton & Homewood Suites Philadelphia													11/3/2015	11/3/2015				N	Y	Refinance
4	Shelby Town Center	Jo-Ann Fabrics	31,941	13.4%	1/31/2021	Barnes & Noble	25,000	10.5%	1/31/2020	Rally House	19,200	8.1%	1/31/2025	2/8/2016	2/8/2016				N	Y	Refinance
5	Marriott Monterey													12/23/2015	12/23/2015		12/29/2015	7.0%	N	Y	Refinance
6	200 Precision & 425 Privet Portfolio	Various	Various	Various	Various									10/20/2015	10/19/2015				N	Y	Refinance
6.01	425 Privet Road													10/20/2015	10/19/2015				N	Y
6.02	200 Precision Drive	C&D Technologies	17,218	13.6%	9/30/2017									10/20/2015	10/19/2015				N	Y
7	Old Mill Village & Enterprise Center	Sullivan’s Tire Pro’s	12,972	3.9%	5/31/2019	O’Reilly Automotive	11,200	3.4%	2/28/2030	Eagle Quick Lube	9,224	2.8%	4/30/2017	11/5/2015	11/6/2015		11/5/2015	4.0%	N	Y	Refinance
8	Nolitan Hotel													11/2/2015	11/2/2015				N	Y	Refinance
9	Storage Solutions Self Storage Portfolio													2/5/2016	2/5/2016				N	Y	Acquisition
9.01	Wells													2/5/2016	2/5/2016				N	Y
9.02	Sanford													2/5/2016	2/5/2016				N	Y
9.03	Auburn													2/5/2016	2/5/2016				N	Y
9.04	Ogunquit													2/5/2016	2/5/2016				N	Y
10	Shoppes at Alafaya	Mattress One	3,240	2.7%	9/30/2018	Aspen Dental	3,240	2.7%	11/30/2023	Batteries Plus	1,691	1.4%	4/30/2018	12/15/2015	12/15/2015				N	Y	Refinance
11	Embassy Plaza	Walgreens	14,490	12.8%	10/2/2063	Big 5 Corp	9,975	8.8%	1/31/2017	DES	5,464	4.8%	6/30/2017	2/26/2016	2/24/2016				N	Y	Refinance
12	Manchester Parkade	Cardio Express	20,000	7.6%	3/31/2025	Dollar Tree Stores	15,136	5.7%	1/31/2021	Iron Will Fitness, LLC	15,000	5.7%	5/31/2019	11/30/2015	12/11/2015				N	Y	Refinance
13	Matrix Portfolio													2/19/2016	2/19/2016				N	Y	Refinance
13.01	509 7th Street NW													2/19/2016	2/19/2016				N	Y
13.02	110 Carroll Street NW													2/19/2016	2/19/2016				N	Y
13.03	701 King Street													2/19/2016	2/19/2016				N	Y
14	Tempe Square	Changing Hands Bookstore	12,667	11.1%	8/31/2019	Trader Joe’s	12,300	10.8%	6/30/2021	Turnstyles Consignment	11,160	9.8%	5/10/2017	2/19/2016	3/1/2016	4/5/2016			N	Y	Refinance
15	Perrysburg Market Center	Bed Bath & Beyond	23,503	16.2%	1/31/2018	Office Max	14,063	9.7%	11/30/2017	Dollar Tree	9,903	6.8%	5/31/2019	3/10/2016	3/10/2016				N	Y	Refinance
16	Pacific Palisades Bowl MHC													8/13/2015	8/10/2015		11/12/2015	10.0%	N	Y	Refinance
17	Sonora Plaza I	99 Cent	21,604	15.9%	1/31/2023	Xpress Auto Services	7,284	5.4%	4/30/2020	Wells Fargo Bank	4,800	3.5%	11/30/2024	12/30/2015	12/29/2015		1/4/2016	7.0%	N	Y	Refinance
18	Ward’s Crossing	Pier 1 Imports	9,440	11.7%	2/28/2017	Rack Room Shoes	8,050	9.9%	8/31/2024	Hallmark	4,942	6.1%	2/28/2017	2/24/2016	2/24/2016				N	Y	Acquisition
19	Coral Cove Apartments													11/30/2015	11/30/2015				N	Y	Acquisition
20	Quail Valley Apartments													11/3/2015	11/5/2015				N	Y	Refinance
21	Securlock Colony													10/5/2015	10/6/2015				N	Y	Refinance
22	Security Public Storage - Santa Rosa													11/20/2015	11/20/2015		11/20/2015	9.0%	N	Y	Refinance
23	Overbrook Plaza	Human Interest Group	6,615	9.5%	12/31/2018	E Z Bargain	5,876	8.5%	10/15/2018	Furniture Mecca	4,565	6.6%	10/31/2022	11/11/2015	11/11/2015	12/23/2015			N	Y	Refinance
24	Cypress Medical Plaza	Dermatological Association of Texas	5,618	12.1%	11/30/2019	ProDentures	3,633	7.8%	3/31/2022	Lymphedema and Wound Care Consultants of America	2,478	5.3%	9/30/2020	2/17/2016	2/17/2016				N	Y	Refinance
25	Home 2 Suites Union Square													1/13/2016	1/13/2016				N	Y	Refinance
26	Farley Self Storage													9/18/2015	2/2/2016		2/11/2016	11.0%	N	Y	Refinance
27	970 Park Center	Wellco Industries, Inc.	12,060	15.7%	12/31/2018									12/24/2015	12/24/2015		9/30/2014	4.0%	N	Y	Acquisition
28	Dixie Center	Little Star Day Care	4,200	4.1%	10/31/2019	Son of a Pizza Pub	3,220	3.1%	4/30/2021	Coral Reef Medical Group, LLC	3,132	3.1%	1/31/2021	1/21/2016	1/21/2016				N	Y	Acquisition
29	Dodge Park Plaza	Dollar General	11,480	11.4%	4/30/2020	Rite Aid	11,180	11.1%	1/31/2027	Dollar Mansion	6,440	6.4%	12/31/2020	3/10/2016	3/10/2016	7/21/2015			N	Y	Refinance
30	Marketplace at Signal Butte	Dollar General	11,275	9.7%	8/31/2017	Denny’s	7,008	6.0%	1/31/2023	Sunrise - Tots Unlimited Daycare	6,800	5.8%	6/30/2024	3/9/2016	3/4/2016				N	Y	Acquisition
31	NSC Portfolio													Various	Various				N	Y	Refinance
31.01	Neighborhood Storage Center 14													2/11/2016	3/8/2016				N	Y
31.02	Neighborhood Storage Center 15													3/8/2016	3/8/2016				N	Y
31.03	Neighborhood Storage Center 19													3/8/2016	3/30/2016				N	Y
31.04	Neighborhood Storage Center 17													3/8/2016	3/8/2016				N	Y
31.05	Neighborhood Storage Center 18													3/8/2016	3/23/2016				N	Y
32	Fedex Building Anchorage													1/8/2016	1/8/2016		1/8/2016	8.0%	N	Y	Refinance
33	Casa Morada													11/13/2015	11/12/2015				N	Y	Refinance
34	Bit O Heaven MHC													1/26/2016	1/26/2016				N	Y	Acquisition
35	Sunnyoaks Industrial	Jillbee Delivers	5,175	10.4%	12/31/2021	Campbell Animal Hospital	4,000	8.0%	9/30/2017	John Stannard	2,500	5.0%	12/31/2016	9/19/2015	2/2/2016		2/11/2016	11.0%	N	Y	Refinance
36	VA Wal-Mart Shadow Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various				N	Y	Acquisition
36.01	Norton Commons	Glass Slipper Boutique	3,000	11.4%	1/31/2019	G2K Games	2,600	9.8%	3/31/2020	Pizza Hut of Wise, Inc (Rage Inc)	2,400	9.1%	5/31/2018	2/12/2016	2/16/2016				N	Y
36.02	Colonial Plaza	CATO Corporation	3,640	13.2%	1/31/2018	Raintree Group d/b/a Rent a Center	2,753	10.0%	7/31/2020	Advance America	1,400	5.1%	3/31/2017	2/11/2016	2/12/2016				N	Y
37	Wayne Place Apartments													2/10/2016	2/11/2016				N	Y	Refinance
38	Plantation Self Storage													2/9/2016	2/9/2016				N	Y	Acquisition
39	Northwood Hills Apartments													2/19/2016					N	Y	Refinance
40	Victorville Self Storage													11/18/2015	1/6/2016		11/17/2015	12.0%	N	Y	Refinance
41	Corners Shopping Center	Addback 22, LLC (dba Leo’s Coney Island)	4,350	7.7%	4/30/2017	RealTeam, LLC (dba Real Team Real Estate)	3,648	6.5%	3/31/2021	Bella Rosa (Bridal Boutique)	2,644	4.7%	2/29/2020	12/1/2015	2/16/2016				N	Y	Refinance
42	Spring Mountain Plaza	Nanay Glorias	2,810	11.3%	4/30/2019	Castle Health Spa LLC	1,900	7.7%	3/31/2018	Easy Time Café	1,800	7.3%	4/30/2020	1/21/2016	1/21/2016	2/29/2016			N	Y	Refinance
43	Walgreens - Kinston													2/9/2016	2/9/2016				N	Y	Acquisition
44	Ingram Heights Shopping Center	After Hours Optical	1,750	10.1%	12/31/2019	Jones Audiology & Hearing	1,500	8.7%	1/31/2022	Al’s Formal Wear	1,400	8.1%	9/30/2018	3/17/2016					N	Y	Acquisition
45	221 Glen Street Apartments	Look TV Northern Broadcasting	400	1.0%	12/31/2025	Christian Hires	400	1.0%	6/30/2016					3/25/2016	3/25/2016				N	Y	Refinance
46	Walgreens - Liberty													2/16/2016	2/12/2016				N	Y	Acquisition
47	PetSmart - Killeen													12/1/2015	12/1/2015				N	Y	Refinance
48	Shoppes of Waterville Commons	Sweet Frog	1,840	9.1%	6/30/2019	Supercuts	1,830	9.1%	10/31/2020	Sally Beauty	1,711	8.5%	4/30/2021	2/11/2016	2/10/2016				N	Y	Refinance
49	Shoppes at Camelot	Shane’s Club Shack, Inc.	3,250	12.4%	8/31/2017	Eli’s American Restaurant	3,000	11.5%	12/31/2025	Armed Forces Career Center	2,050	7.8%	12/22/2018	12/8/2015					N	Y	Acquisition
50	Sunrise Lake Village II	MW Cleaners	2,863	21.5%	11/30/2018	H&M Flooring	2,045	15.4%	8/31/2020					11/6/2015					N	Y	Acquisition
51	Stor It 4 Less - Sun Valley, CA													1/5/2016			1/5/2016	12.0%	N	Y	Refinance
52	University Self Storage													9/18/2015	9/22/2015		2/11/2016	13.0%	N	Y	Refinance
53	Maple Place Shopping Center	Kyles Market	2,822	8.6%	8/31/2019	Tregor Studio	1,720	5.2%	2/29/2020	Starbucks	1,650	5.0%	6/30/2020	2/3/2016					N	Y	Refinance
54	Parkway Pavillion	St. Bethlehem, PLLC	2,800	13.6%	11/30/2019	Springleaf	1,470	7.1%	2/28/2019	Lendmark	1,400	6.8%	4/30/2017	12/14/2015	12/15/2015				N	Y	Refinance
55	Cornelia Walmart Center - GA	Cato	4,160	19.1%	1/31/2021	Windstream Standard, LLC	1,800	8.3%	2/28/2021	Little Caesars	1,750	8.0%	11/30/2020	12/24/2015	12/24/2015				N	Y	Acquisition
56	Shoppes at First Colony	Nails Unlimited	1,426	18.0%	12/31/2020	Southside Skate Shop	1,310	16.5%	7/31/2016					1/29/2016	1/29/2016				N	Y	Refinance
57	Abilene South Self Storage													12/4/2015	12/4/2015				N	Y	Refinance
58	Windswept Plaza	Cash Store	1,800	14.3%	11/30/2018	GNC	1,500	11.9%	4/30/2019	Great Clips	1,200	9.5%	5/31/2016	1/20/2016					N	Y	Refinance
59	Heritage I Apartments													1/4/2016	1/4/2016				N	Y	Refinance
60	CVS Akron													2/2/2016	2/2/2016				N	Y	Refinance
61	Slate Run II Apartments													1/18/2016	1/18/2016				N	Y	Refinance
62	Plaza Center I & II	Fitness for Life	1,275	5.9%	2/28/2021	Weight Watchers North America, Inc.	1,234	5.7%	8/31/2018	Astral Float Spa, Inc.	1,234	5.7%	3/31/2019	3/4/2016					N	Y	Refinance
63	Hearthstone Shopping Center	Village Cleaners	2,300	17.5%	4/30/2017	Kiss Chiropractic	1,750	13.3%	9/30/2017	Dr. Zarker Dentistry	1,200	9.1%	10/31/2016	12/1/2015	8/14/2015				N	Y	Acquisition
64	Action Self Storage													1/7/2016					N	Y	Refinance
65	Cox Creek Retail	Lenny’s Sub Shop	1,782	25.7%	11/30/2017									1/12/2016					N	Y	Acquisition
66	Security Public Storage - Riverbank													11/20/2015			11/20/2015	4.0%	N	Y	Refinance
67	Trotwood													12/3/2015	12/4/2015				N	Y	Refinance
68	Sandoval Self Storage													1/30/2016					N	Y	Refinance

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)($)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)($)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
1	Regent Portfolio	184,394	142,117	142,117	Cash		13,311	13,311	Cash		0	5,887	0	Cash		0
1.01	HMOB - Mount Kisco
1.02	Hajjar MOB - Jersey City
1.03	Hajjar MOB - Glen Rock
1.04	Hajjar MOB - Wayne
1.05	Hajjar MOB - Carlstadt
1.06	Hajjar MOB - Oradell
1.07	HMOB - New Brunswick
1.08	Hajjar MOB - Roseland
1.09	Hajjar MOB - Fair Lawn
1.10	Miramar Medical Building
1.11	Hajjar Business Holdings - Fair Lawn
1.12	Hajjar MOB - Hackensack
1.13	Hajjar Warehouse - Hackensack
2	Congressional North Shopping Center & 121 Congressional Lane	4,875	127,100	63,550	Cash		21,557	7,186	Cash		0	3,187	0	Cash		29,200
2.01	Congressional North Shopping Center
2.02	121 Congressional Lane
3	Hilton & Homewood Suites Philadelphia	0	394,727	35,884	Cash		129,640	21,245	Cash		0	34,031; Springing	3,300,000	Cash		0
4	Shelby Town Center	31,875	0	Springing			0	Springing			0	3,375	121,497	Cash		0
5	Marriott Monterey	0	0	Springing			2,024	1,012	Cash		0	Springing	0			0
6	200 Precision & 425 Privet Portfolio	24,894	142,677	35,669	Cash		17,222	5,741	Cash		0	4,113	125,000	Cash		0
6.01	425 Privet Road
6.02	200 Precision Drive
7	Old Mill Village & Enterprise Center	37,563	34,378	17,189	Cash		53,131	5,903	Cash		0	4,205; Springing	100,908	Cash		0
8	Nolitan Hotel	14,594	213,741	35,624	Cash		61,500	5,125	Cash		0	21,107	0	Cash		0
9	Storage Solutions Self Storage Portfolio	18,688	85,509	10,180	Cash		13,992	2,665	Cash		0	945	0	Cash		0
9.01	Wells
9.02	Sanford
9.03	Auburn
9.04	Ogunquit
10	Shoppes at Alafaya	0	0	14,867; Springing	Cash		0	6,448	Cash		0	1,508	0	Cash		0
11	Embassy Plaza	0	17,468	16,636; Springing	Cash		7,777	1,852; Springing	Cash		0	1,027; Springing	61,720	Cash		250,000
12	Manchester Parkade	49,625	102,272	51,136	Cash		22,839	7,615	Cash		0	4,415	0	Cash		0
13	Matrix Portfolio	24,781	22,784	22,784	Cash		2,392	Springing	Cash		0	657	0	Cash		0
13.01	509 7th Street NW
13.02	110 Carroll Street NW
13.03	701 King Street
14	Tempe Square	0	14,041	14,041	Cash		0	Springing			70,000	1,724; Springing	70,000	Cash		250,000
15	Perrysburg Market Center	120,938	0	26,604	Cash		2,884	Springing	Cash		0	1,812	0	Cash		555,907
16	Pacific Palisades Bowl MHC	201,063	0	4,422	Cash		15,705	3,141	Cash		0	1,354	0	Cash		0
17	Sonora Plaza I	0	0	11,350	Cash		0	Springing			0	2,269; Springing	54,452	Cash		0
18	Ward’s Crossing	0	0	13,661	Cash		0	Springing			0	2,158	0	Cash		0
19	Coral Cove Apartments	9,375	55,856	20,311	Cash		9,523	1,587	Cash		0	4,083	0	Cash		0
20	Quail Valley Apartments	1,250	0	19,662	Cash		38,157	5,451	Cash		0	3,667	0	Cash		0
21	Securlock Colony	0	41,994	13,998	Cash		7,845	872	Cash		0	867	31,200	Cash		0
22	Security Public Storage - Santa Rosa	0	0	Springing			0	Springing			0	Springing	0			0
23	Overbrook Plaza	5,750	8,003	8,003	Cash		25,913	2,591	Cash		0	869	31,284	Cash		0
24	Cypress Medical Plaza	0	95,133	23,783	Cash		4,533	349	Cash		0	773	0	Cash		100,000
25	Home 2 Suites Union Square	0	0	9,688	Cash		20,101	4,020	Cash		0	11,790	0	Cash		0
26	Farley Self Storage	0	16,814	8,407	Cash		3,720	465	Cash		0	480; Springing	12,000	Cash		0
27	970 Park Center	0	10,403	10,403	Cash		0	Springing			0	962	34,644	Cash		0
28	Dixie Center	750	50,391	10,078	Cash		9,209	4,604	Cash		0	2,475	0	Cash		0
29	Dodge Park Plaza	278,375	27,139	8,616	Cash		2,055	Springing	Cash		188,624	2,106	0	Cash		500,000
30	Marketplace at Signal Butte	0	0	15,362	Cash		1,771	1,771	Cash		0	1,939	69,815	Cash		0
31	NSC Portfolio	3,313	15,771	7,885	Cash		34,572	2,881	Cash		0	2,610; Springing	120,000	Cash		0
31.01	Neighborhood Storage Center 14
31.02	Neighborhood Storage Center 15
31.03	Neighborhood Storage Center 19
31.04	Neighborhood Storage Center 17
31.05	Neighborhood Storage Center 18
32	Fedex Building Anchorage	0	57,800	5,255	Cash		5,220	1,305	Cash		0	382	0	Cash		0
33	Casa Morada	0	5,192	5,192	Cash		6,427	6,427	Cash		0	1/12 of 4.0% of prior year’s gross revenues	0	Cash		0
34	Bit O Heaven MHC	2,375	31,461	7,491	Cash		6,649	3,166	Cash		0	3,163	0	Cash		0
35	Sunnyoaks Industrial	0	13,988	6,994	Cash		0	Springing			0	663	0	Cash		200,000
36	VA Wal-Mart Shadow Portfolio	136,463	23,171	4,414	Cash		12,243	1,458	Cash		0	899	0	Cash		0
36.01	Norton Commons
36.02	Colonial Plaza
37	Wayne Place Apartments	31,875	9,999	3,333	Cash		8,057	1,611	Cash		0	1,425	0	Cash		0
38	Plantation Self Storage	0	13,615	6,483	Cash		3,970	462	Cash		0	258	0	Cash		0
39	Northwood Hills Apartments	90,530	31,752	10,584	Cash		11,419	5,707	Cash		0	4,976	0	Cash		0
40	Victorville Self Storage	0	18,520	4,630	Cash		5,400	1,080	Cash		0	1,080	50,000	Cash		0
41	Corners Shopping Center	1,250	21,820	6,927	Cash		8,514	901	Cash		0	1,126	0	Cash		0
42	Spring Mountain Plaza	62,448	1,583	1,583	Cash		6,444	1,074	Cash		0	413	0	Cash		0
43	Walgreens - Kinston	0	0	Springing			0	Springing			0	Springing	0			0
44	Ingram Heights Shopping Center	0	32,493	8,123	Cash		915	915	Cash		0	288	0	Cash		0
45	221 Glen Street Apartments	0	37,154	4,423	Cash		6,548	1,559	Cash		0	604	0	Cash		100,000
46	Walgreens - Liberty	0	0	Springing			97	Springing	Cash		0	Springing	0			0
47	PetSmart - Killeen	0	0	0			0	0			0	347	12,498	Cash		0
48	Shoppes of Waterville Commons	3,750	6,797	3,398	Cash		1,497	Springing	Cash		0	302	0	Cash		0
49	Shoppes at Camelot	0	11,396	2,849	Cash		1,224	612	Cash		0	435	25,000	Cash		0
50	Sunrise Lake Village II	0	13,760	3,440	Cash		3,694	308	Cash		0	167	10,000	Cash		0
51	Stor It 4 Less - Sun Valley, CA	0	3,338	1,669	Cash		4,104	343	Cash		0	347	0	Cash		0
52	University Self Storage	0	9,620	4,810	Cash		1,608	201	Cash		0	150; Springing	3,650	Cash		0
53	Maple Place Shopping Center	15,581	38,659	4,383	Cash		9,940	1,420	Cash		0	546	25,000	Cash		100,000
54	Parkway Pavillion	0	11,676	3,892	Cash		1,191	397	Cash		0	670	0	Cash		50,000
55	Cornelia Walmart Center - GA	0	15,392	3,848	Cash		0	Springing			0	360	13,000	Cash		0
56	Shoppes at First Colony	9,062	17,495	3,499	Cash		9,350	850	Cash		0	132	4,758	Cash		25,000
57	Abilene South Self Storage	52,094	23,225	5,530	Cash		1,655	1,577	Cash		0	817	0	Cash		0
58	Windswept Plaza	0	3,298	1,649	Cash		989	989	Cash		0	210	0	Cash		13,860
59	Heritage I Apartments	0	18,732	4,683	Cash		17,332	1,576	Cash		0	2,100; Springing	124,500	Cash		0
60	CVS Akron	938	10,387	Springing	Cash		1,495	Springing	Cash		0	160	0	Cash		0
61	Slate Run II Apartments	2,625	20,089	5,022	Cash		10,974	998	Cash		0	1,600; Springing	96,000	Cash		0
62	Plaza Center I & II	0	4,000	4,000	Cash		4,776	597	Cash		0	362	0	Cash		25,000
63	Hearthstone Shopping Center	0	3,428	857	Cash		1,242	621	Cash		0	306	0	Cash		75,000
64	Action Self Storage	0	4,826	2,413	Cash		7,332	1,222	Cash		0	650	25,000	Cash		0
65	Cox Creek Retail	0	3,048	762	Cash		1,125	375	Cash		0	116	0	Cash		60,000
66	Security Public Storage - Riverbank	0	0	Springing			0	Springing			0	Springing	0			0
67	Trotwood	24,141	19,759	4,705	Cash		2,102	400	Cash		0	423	0	Cash		0
68	Sandoval Self Storage	0	8,460	2,820	Cash		3,390	565	Cash		0	290	0	Cash		0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)(14)	TI/LC Reserve Cap ($)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(15)
1	Regent Portfolio	29,436; Springing	1,059,705	Cash		0	0			TI/LC Reserve; Rent Abatement Reserve	TI/LC Reserve: Upfront: 665,950; Rent Abatement Reserve: Upfront: 252,711.25
1.01	HMOB - Mount Kisco
1.02	Hajjar MOB - Jersey City
1.03	Hajjar MOB - Glen Rock
1.04	Hajjar MOB - Wayne
1.05	Hajjar MOB - Carlstadt
1.06	Hajjar MOB - Oradell
1.07	HMOB - New Brunswick
1.08	Hajjar MOB - Roseland
1.09	Hajjar MOB - Fair Lawn
1.10	Miramar Medical Building
1.11	Hajjar Business Holdings - Fair Lawn
1.12	Hajjar MOB - Hackensack
1.13	Hajjar Warehouse - Hackensack
2	Congressional North Shopping Center & 121 Congressional Lane	9,685	0	Cash		0	0				0
2.01	Congressional North Shopping Center
2.02	121 Congressional Lane
3	Hilton & Homewood Suites Philadelphia	0	0			0	0			PIP Reserve	2,000,000
4	Shelby Town Center	9,926	238,229	Cash		0	0				0
5	Marriott Monterey	0	0			0	0			Seasonal Reserve	96,665
6	200 Precision & 425 Privet Portfolio	10,283	200,000	Cash		0	0				0
6.01	425 Privet Road
6.02	200 Precision Drive
7	Old Mill Village & Enterprise Center	11,407	0	Cash		0	0				0
8	Nolitan Hotel	0	0			0	0			Restaurant Rent Concession Reserve	90,000
9	Storage Solutions Self Storage Portfolio	223	6,700	Cash		0	0				0
9.01	Wells
9.02	Sanford
9.03	Auburn
9.04	Ogunquit
10	Shoppes at Alafaya	5,000; Springing	150,000	Cash		0	0			Integra Funds Reserve	0
11	Embassy Plaza	4,724; Springing	$350,000 and reduces to $250,000 if Rollover Cap Conditions are satisfied in full.	Cash		0	0				0
12	Manchester Parkade	19,040	1,142,400	Cash		0	0				0
13	Matrix Portfolio	4,477	0	Cash		0	0				0
13.01	509 7th Street NW
13.02	110 Carroll Street NW
13.03	701 King Street
14	Tempe Square	5,227	250,000	Cash		0	0			Inner Vision Yoga Reserve	36,098
15	Perrysburg Market Center	7,889	0	Cash		0	0				0
16	Pacific Palisades Bowl MHC	0	0			0	0				0
17	Sonora Plaza I	10,210; Springing	250,000	Cash		0	0			Roof Replacement Reserve	85,945
18	Ward’s Crossing	Springing	0			0	0			Restricted Leasing Reserve	200,000
19	Coral Cove Apartments	0	0			0	0				0
20	Quail Valley Apartments	0	0			0	0				0
21	Securlock Colony	0	0			0	0				0
22	Security Public Storage - Santa Rosa	0	0			0	0				0
23	Overbrook Plaza	2,897	200,000	Cash		0	0				0
24	Cypress Medical Plaza	7,730	0	Cash		0	0				0
25	Home 2 Suites Union Square	0	0			0	0			PIP Reserve	0
26	Farley Self Storage	0	0			0	0				0
27	970 Park Center	3,208	200,000	Cash		0	0			Rent Concession Reserve	67,748
28	Dixie Center	4,267	0	Cash		0	0			Homestead Combat Sports Reserve	25,750
29	Dodge Park Plaza	4,047	0	Cash		0	0				0
30	Marketplace at Signal Butte	4,509	190,000	Cash		0	0			Earnout Reserve	300,000
31	NSC Portfolio	0	0			0	0			Completion Reserve	176,202
31.01	Neighborhood Storage Center 14
31.02	Neighborhood Storage Center 15
31.03	Neighborhood Storage Center 19
31.04	Neighborhood Storage Center 17
31.05	Neighborhood Storage Center 18
32	Fedex Building Anchorage	0	0			0	0				0
33	Casa Morada	0	0			0	0			Seasonality Reserve	53,500
34	Bit O Heaven MHC	0	0			0	0			Prepaid Rent/Seasonality Funds	250,000
35	Sunnyoaks Industrial	5,553	200,000	Cash		0	0				0
36	VA Wal-Mart Shadow Portfolio	3,265	195,871	Cash		0	0				0
36.01	Norton Commons
36.02	Colonial Plaza
37	Wayne Place Apartments	0	0			0	0				0
38	Plantation Self Storage	0	0			0	0				0
39	Northwood Hills Apartments	0	0			0	0				0
40	Victorville Self Storage	0	0			0	0				0
41	Corners Shopping Center	3,096	0	Cash		0	0			RealTeam Rent Reserve Funds	2,160
42	Spring Mountain Plaza	1,975	0	Cash		0	0			Rent Concession Reserve	5,401
43	Walgreens - Kinston	Springing	0			0	0				0
44	Ingram Heights Shopping Center	1,741	0	Cash		0	0				0
45	221 Glen Street Apartments	4,167	0	Cash		0	0				0
46	Walgreens - Liberty	Springing	0			0	0				0
47	PetSmart - Killeen	0	0			0	0				0
48	Shoppes of Waterville Commons	1,678	0	Cash		0	0				0
49	Shoppes at Camelot	2,492	100,000	Cash		0	0				0
50	Sunrise Lake Village II	1,109	59,868	Cash		0	0			Jason’s Deli TI/LC Reserve	0
51	Stor It 4 Less - Sun Valley, CA	0	0			0	0				0
52	University Self Storage	0	0			0	0				0
53	Maple Place Shopping Center	2,057	100,000	Cash		0	0			El Mariachi TI/LC Reserve	25,000
54	Parkway Pavillion	1,937	100,000	Cash		0	0			Korean BBQ Reserve	12,000
55	Cornelia Walmart Center - GA	1,677	100,000	Cash		0	0			Tenant Specific TILC Reserve	0
56	Shoppes at First Colony	1,172	60,000	Cash		0	0			Piada Italian TI/LC Reserve	0
57	Abilene South Self Storage	0	0			0	0				0
58	Windswept Plaza	966	46,480	Cash		0	0				0
59	Heritage I Apartments	0	0			0	0				0
60	CVS Akron	675	0	Cash		0	0				0
61	Slate Run II Apartments	0	0			0	0			Water Connection Fund Escrow	50,000
62	Plaza Center I & II	1,929	25,000	Cash		0	0			Debt Service Coverage Ratio Trigger Reserve	0
63	Hearthstone Shopping Center	836	100,000	Cash		0	0				0
64	Action Self Storage	0	0			0	0				0
65	Cox Creek Retail	601; Springing	60,000	Cash		0	0				0
66	Security Public Storage - Riverbank	0	0			0	0				0
67	Trotwood	0	0			0	0				0
68	Sandoval Self Storage	0	0			0	0				0

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)(16)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(6)(8)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)
1	Regent Portfolio	0	0	Cash		Common Charge Reserve	37,944	See Footnote 16	0	Cash			Fee				Hard/Upfront Cash Management
1.01	HMOB - Mount Kisco												Fee
1.02	Hajjar MOB - Jersey City												Fee
1.03	Hajjar MOB - Glen Rock												Fee
1.04	Hajjar MOB - Wayne												Fee
1.05	Hajjar MOB - Carlstadt												Fee
1.06	Hajjar MOB - Oradell												Fee
1.07	HMOB - New Brunswick												Fee
1.08	Hajjar MOB - Roseland												Fee
1.09	Hajjar MOB - Fair Lawn												Fee
1.10	Miramar Medical Building												Fee
1.11	Hajjar Business Holdings - Fair Lawn												Fee
1.12	Hajjar MOB - Hackensack												Fee
1.13	Hajjar Warehouse - Hackensack												Fee
2	Congressional North Shopping Center & 121 Congressional Lane	0	0				0	0	0				Fee				Hard/Springing Cash Management	63,250,000	257,742	4,500,000	4,500,000
2.01	Congressional North Shopping Center												Fee					55,682,217	226,904	3,961,581	3,961,581
2.02	121 Congressional Lane												Fee					7,567,783	30,839	538,419	538,419
3	Hilton & Homewood Suites Philadelphia	Springing	0	Cash			0	0	0				Fee				Springing
4	Shelby Town Center	0	0				0	0	0				Fee				Springing
5	Marriott Monterey	Springing	0	Cash			0	0	0				Fee				Hard/Springing Cash Management
6	200 Precision & 425 Privet Portfolio	0	0				0	0	0				Fee				Hard/Springing Cash Management
6.01	425 Privet Road												Fee
6.02	200 Precision Drive												Fee
7	Old Mill Village & Enterprise Center	0	0				0	0	0				Fee				Springing
8	Nolitan Hotel	0	0	Cash		Performance Reserve	1,500,000	0	0	Cash			Fee				Springing
9	Storage Solutions Self Storage Portfolio	0	0				0	0	0				Fee				Springing
9.01	Wells												Fee
9.02	Sanford												Fee
9.03	Auburn												Fee
9.04	Ogunquit												Fee
10	Shoppes at Alafaya	10,000	62,000	Cash			0	0	0				Fee				Hard/Springing Cash Management
11	Embassy Plaza	0	0				0	0	0				Fee				Springing
12	Manchester Parkade	0	0				0	0	0				Fee				Soft/Springing Cash Management
13	Matrix Portfolio	0	0				0	0	0				Fee				Hard/Springing Cash Management
13.01	509 7th Street NW												Fee
13.02	110 Carroll Street NW												Fee
13.03	701 King Street												Fee
14	Tempe Square	0	0	Cash			0	0	0				Fee				Springing
15	Perrysburg Market Center	0	0				0	0	0				Fee				Hard/Upfront Cash Management
16	Pacific Palisades Bowl MHC	0	0				0	0	0			2,221,929	Fee				Springing
17	Sonora Plaza I	0	0	Cash			0	0	0				Fee				Springing
18	Ward’s Crossing	22,000	0	Cash			0	0	0				Fee				Springing
19	Coral Cove Apartments	0	0				0	0	0				Fee				Springing
20	Quail Valley Apartments	0	0				0	0	0				Fee				Springing
21	Securlock Colony	0	0				0	0	0				Fee				Springing
22	Security Public Storage - Santa Rosa	0	0				0	0	0				Fee				None
23	Overbrook Plaza	0	0				0	0	0				Fee				Springing
24	Cypress Medical Plaza	0	0				0	0	0				Fee				Springing
25	Home 2 Suites Union Square	Springing	0				0	0	0				Fee				Springing
26	Farley Self Storage	0	0				0	0	0				Fee				Springing
27	970 Park Center	0	0	Cash		APEM TI/LC Reserve	184,182	0	0	Cash			Fee				Springing
28	Dixie Center	0	0	Cash			0	0	0				Fee				Springing
29	Dodge Park Plaza	0	0				0	0	0				Fee				Hard/Upfront Cash Management
30	Marketplace at Signal Butte	0	0	Cash		Roof Replacement Reserve	164,250	0	0	Cash			Fee				Springing
31	NSC Portfolio	0	0	Cash			0	0	0				Fee				Springing
31.01	Neighborhood Storage Center 14												Fee
31.02	Neighborhood Storage Center 15												Fee
31.03	Neighborhood Storage Center 19												Fee
31.04	Neighborhood Storage Center 17												Fee
31.05	Neighborhood Storage Center 18												Fee
32	Fedex Building Anchorage	0	0				0	0	0				Fee				Hard/Springing Cash Management
33	Casa Morada	Springing	0	Cash			0	0	0				Fee				Hard/Springing Cash Management
34	Bit O Heaven MHC	0	0	Cash			0	0	0				Fee				Springing
35	Sunnyoaks Industrial	0	0				0	0	0				Fee				Springing
36	VA Wal-Mart Shadow Portfolio	0	0				0	0	0				Fee				Springing
36.01	Norton Commons												Fee
36.02	Colonial Plaza												Fee
37	Wayne Place Apartments	0	0				0	0	0				Fee				Springing
38	Plantation Self Storage	0	0				0	0	0				Fee				Springing
39	Northwood Hills Apartments	0	0				0	0	0				Fee				None
40	Victorville Self Storage	0	0				0	0	0				Fee				None
41	Corners Shopping Center	0	0	Cash			0	0	0				Fee				Springing
42	Spring Mountain Plaza	0	0	Cash			0	0	0				Fee				Springing
43	Walgreens - Kinston	0	0				0	0	0				Fee				Springing
44	Ingram Heights Shopping Center	0	0				0	0	0				Fee				Springing
45	221 Glen Street Apartments	0	0				0	0	0				Fee				Springing
46	Walgreens - Liberty	0	0				0	0	0				Fee				Springing
47	PetSmart - Killeen	0	0				0	0	0				Fee				Hard/Springing Cash Management
48	Shoppes of Waterville Commons	0	0				0	0	0				Fee				Springing
49	Shoppes at Camelot	0	0				0	0	0				Fee				Springing
50	Sunrise Lake Village II	Springing	0			Jason’s Deli Free Rent Reserve	39,892	0	0	Cash			Fee				Springing
51	Stor It 4 Less - Sun Valley, CA	0	0				0	0	0				Fee				None
52	University Self Storage	0	0				0	0	0				Fee				Springing
53	Maple Place Shopping Center	Springing	0	Cash		Bank of America TI/LC Reserve	25,000	Springing	0	0	0		Fee				Springing
54	Parkway Pavillion	0	0	Cash			0	0	0				Fee				Springing
55	Cornelia Walmart Center - GA	Springing	0				0	0	0				Fee				Springing
56	Shoppes at First Colony	Springing	0			Envogue TI/LC Reserve	0	Springing	0			500,000	Fee				None
57	Abilene South Self Storage	0	0				0	0	0				Fee				Springing
58	Windswept Plaza	0	0				0	0	0				Fee				None
59	Heritage I Apartments	0	0				0	0	0				Fee				Springing
60	CVS Akron	0	0				0	0	0				Fee				Hard/Springing Cash Management
61	Slate Run II Apartments	0	0	Cash			0	0	0				Fee				Springing
62	Plaza Center I & II	Springing	0				0	0	0				Fee				Springing
63	Hearthstone Shopping Center	0	0				0	0	0				Fee				Springing
64	Action Self Storage	0	0				0	0	0				Fee				None
65	Cox Creek Retail	0	0				0	0	0				Fee				Springing
66	Security Public Storage - Riverbank	0	0				0	0	0				Fee				None
67	Trotwood	0	0				0	0	0				Fee				Springing
68	Sandoval Self Storage	0	0				0	0	0				Fee				None

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(11)(17)	Affiliated Sponsors	Mortgage Loan Number
1	Regent Portfolio						10,000,000	John H. Hajjar		1
1.01	HMOB - Mount Kisco						1,641,191			1.01
1.02	Hajjar MOB - Jersey City						1,190,668			1.02
1.03	Hajjar MOB - Glen Rock						1,174,578			1.03
1.04	Hajjar MOB - Wayne						1,118,262			1.04
1.05	Hajjar MOB - Carlstadt						941,271			1.05
1.06	Hajjar MOB - Oradell						860,821			1.06
1.07	HMOB - New Brunswick						667,739			1.07
1.08	Hajjar MOB - Roseland						611,424			1.08
1.09	Hajjar MOB - Fair Lawn						522,928			1.09
1.10	Miramar Medical Building						522,928			1.10
1.11	Hajjar Business Holdings - Fair Lawn						353,982			1.11
1.12	Hajjar MOB - Hackensack						241,352			1.12
1.13	Hajjar Warehouse - Hackensack						152,856			1.13
2	Congressional North Shopping Center & 121 Congressional Lane	1.69	1.64	69.4%	8.3%	8.0%		Ronald J. Cohen		2
2.01	Congressional North Shopping Center	1.69	1.64	69.4%	8.3%	8.0%				2.01
2.02	121 Congressional Lane	1.69	1.64	69.4%	8.3%	8.0%				2.02
3	Hilton & Homewood Suites Philadelphia							Howard Wurzak		3
4	Shelby Town Center							Thomas Guastello		4
5	Marriott Monterey							None		5
6	200 Precision & 425 Privet Portfolio							William A. White; Benjamin I. Cohen		6
6.01	425 Privet Road									6.01
6.02	200 Precision Drive									6.02
7	Old Mill Village & Enterprise Center							Garold C. Brown; Carol Brown; and April Worden		7
8	Nolitan Hotel							Edmond Li		8
9	Storage Solutions Self Storage Portfolio							Robert Moser; Robert Morgan	Y - Group 1	9
9.01	Wells									9.01
9.02	Sanford									9.02
9.03	Auburn									9.03
9.04	Ogunquit									9.04
10	Shoppes at Alafaya							Eric D. Sheppard; Robert Kallman		10
11	Embassy Plaza							James G. Horvath		11
12	Manchester Parkade							The Main Trust Under the Charney Family 2010 Revocable Trust		12
13	Matrix Portfolio							Norman Jemal		13
13.01	509 7th Street NW									13.01
13.02	110 Carroll Street NW									13.02
13.03	701 King Street									13.03
14	Tempe Square							Martin Landis		14
15	Perrysburg Market Center							William E. Watch; Warren C. Terrace; Warren Terrace Living Trust, dated November 1, 1995, as amended; William Watch Living Trust, dated December 7, 1995	Y - Group 2	15
16	Pacific Palisades Bowl MHC							Edward F. Biggs, SR.; Charlotte L. Biggs; and The Biggs Family Trust		16
17	Sonora Plaza I							Stephen B. Jaeger and The Stephen B. Jaeger Living Trust		17
18	Ward’s Crossing							Stanley Werb and Jonathan Gaines		18
19	Coral Cove Apartments							Martin Geller; Eric Richelson		19
20	Quail Valley Apartments							Curtis Haines		20
21	Securlock Colony							Steven Houghton		21
22	Security Public Storage - Santa Rosa							See Footnote 17	Y - Group 4	22
23	Overbrook Plaza							Samuel Freidler		23
24	Cypress Medical Plaza							Bernard Monderer; Thea Monderer		24
25	Home 2 Suites Union Square							Capri, Inc. and Robert E. Gustin		25
26	Farley Self Storage							Stephen A. Finn; Stephen A. Finn 2001 Living Trust	Y - Group 3	26
27	970 Park Center							Richard W. Barrett, individually and as trustee of the Richard W. Barrett Revocable Trust UDT Dated December 23, 2013		27
28	Dixie Center							Avraham Nehemia		28
29	Dodge Park Plaza							William E. Watch; Warren C. Terrace; Warren Terrace Living Trust, dated November 1, 1995, as amended; William Watch Living Trust, dated December 7, 1995	Y - Group 2	29
30	Marketplace at Signal Butte							James Howard; Maurice Benbeniste; and James R. Howard and Ramona R. Howard, Trustees of The Howard Revocable Living Trust		30
31	NSC Portfolio							Todd B. Rudnianyn; Shirley B. Rudnianyn		31
31.01	Neighborhood Storage Center 14									31.01
31.02	Neighborhood Storage Center 15									31.02
31.03	Neighborhood Storage Center 19									31.03
31.04	Neighborhood Storage Center 17									31.04
31.05	Neighborhood Storage Center 18									31.05
32	Fedex Building Anchorage							Frank E. McGinity; Rudy P. Nodar		32
33	Casa Morada							Oneil Khosa		33
34	Bit O Heaven MHC							Randall C. Orley		34
35	Sunnyoaks Industrial							Stephen A. Finn; Stephen A. Finn 2001 Living Trust	Y - Group 3	35
36	VA Wal-Mart Shadow Portfolio							Gregory M. Cervenka		36
36.01	Norton Commons									36.01
36.02	Colonial Plaza									36.02
37	Wayne Place Apartments							Aubrey Carter Nowell		37
38	Plantation Self Storage							Robert Moser; Robert Morgan	Y - Group 1	38
39	Northwood Hills Apartments							Ravi Mehta; Ashok Ghandi; Tushar Patel; and Jayantilal Keshav		39
40	Victorville Self Storage							Timothy C. Huizenga; Evelyn M. Huizenga; Lawrence A. Souza; and Ann K. Souza		40
41	Corners Shopping Center							Josephine Mauro; Susanne L. Dimercurio; Salvatore A. Dimercurio; Simone Mauro		41
42	Spring Mountain Plaza							Mark S. Dix and the Mark S. Dix Living Trust		42
43	Walgreens - Kinston							Steven J. Rosenberg; Terry J. Rosenberg		43
44	Ingram Heights Shopping Center							Steven Pekofsky		44
45	221 Glen Street Apartments							Bruce D. Boswell; Mitchell D. Havens		45
46	Walgreens - Liberty							Joe Silvestre; Joe Silvestre Revocable Trust dated August 11, 1998		46
47	PetSmart - Killeen							Carmelo Polito; Benito Petraglia		47
48	Shoppes of Waterville Commons							M.P. Asset Co., Ltd.		48
49	Shoppes at Camelot							Michael J. Carroll; Judith Obermeier; and Robert G. Berg		49
50	Sunrise Lake Village II							Amer Boukai, an individual; Amer Boukai and Magdalena Boukai, as Co-Trustees of the Boukai Trust		50
51	Stor It 4 Less - Sun Valley, CA							Ara Aghajanian and Malya Aghajanian		51
52	University Self Storage							Stephen A. Finn; Stephen A. Finn 2001 Living Trust	Y - Group 3	52
53	Maple Place Shopping Center							Daniel Werner and Richard D. Rosin		53
54	Parkway Pavillion							Grant Beresford; Ted Beresford		54
55	Cornelia Walmart Center - GA							Donald S. Williams and Kathy S. Williams		55
56	Shoppes at First Colony							Jose Blatt; Lily Blatt; and the Blatt Family Trust		56
57	Abilene South Self Storage							Tyrone B. Frazier	Y - Group 6	57
58	Windswept Plaza							Louis Smith and Mark Uhr		58
59	Heritage I Apartments							Harold Kulish; Harold Kulish Trust; Sills Enterprises LLC	Y - Group 5	59
60	CVS Akron							David R. Grieve		60
61	Slate Run II Apartments							Harold Kulish; Harold Kulish Trust	Y - Group 5	61
62	Plaza Center I & II							Douglas S. Austin		62
63	Hearthstone Shopping Center							Kevin Pelton and Jennifer Pelton		63
64	Action Self Storage							Val Gregory; Abigaelogoy Irrevocable Trust		64
65	Cox Creek Retail							James F. Wessel		65
66	Security Public Storage - Riverbank							Benjamin D. Eisler, Shirley E. Eisler, Allen Orwitz and Lea Orwitz, Eisler Revocable Trust, and Allen Orwitz and Lea Orwitz Revocable Trusts	Y - Group 4	66
67	Trotwood							Tyrone B. Frazier	Y - Group 6	67
68	Sandoval Self Storage							Ruben Sandoval		68

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Footnote to Annex A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “Natixis” denotes Natixis Real Estate Capital LLC, “RMF” denotes Rialto Mortgage Finance, LLC, “SPREF” denotes Silverpeak Real Estate Finance LLC and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #2 (Congressional North Shopping Center & 121 Congressional Lane), the Number of Units at the 121 Congressional Lane mortgaged property includes 46,646 square feet of office space and 5,630 square feet of retail space.

For mortgage loan #6 (200 Precision & 425 Privet Portfolio), the Number of Units at the 200 Precision Drive mortgaged property includes 58,190 square feet of dry lab space, 43,010 square feet of office space and 25,300 square feet of warehouse space.

For mortgage loan #7 (Old Mill Village & Enterprise Center), the Number of Units includes 182,452 square feet of industrial space and 150,307 square feet of retail space.

For mortgage loan #12 (Manchester Parkade), the Number of Units includes 186,675 square feet of retail space, 43,150 square feet of industrial space and 35,068 square feet of office space.

For mortgage loan #13 (Matrix Portfolio), the Number of Units at the 509 7th Street NW mortgaged property includes 11,447 square feet of retail space and 9,743 square feet of office space.

For mortgage loan #44 (Ingram Heights Shopping Center), the Number of Units includes 11,150 square feet of retail space and 6,119 square feet of medical office space.

For mortgage loan #45 (221 Glen Street Apartments), the Number of Units includes 25,565 square feet of multifamily space and 13,292 square feet of retail space.

(3)	For mortgage loan #1 (Regent Portfolio), the mortgage loan is evidenced by Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $81,500,000. Note A-2 will not be included in the trust. All loan-to-value, debt service coverge ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Notes A-1 and A-2 in the aggregate (the “Regent Portfolio Whole Loan”). Note A-1 represents a controlling interest in the Regent Portfolio Whole Loan.

For mortgage loan #5 (Marriott Monterey), the mortgage loan is evidenced by Note A-2 of two pari passu notes which have a combined Cut-off Date Balance of $64,929,520. Note A-1 was contributed to the CGCMT 2016-P3 trust and will not be included in the trust. All loan-to-value, debt service coverge ratio, debt yield and Cut-off Date Balance per Unit/SF presented are based on Notes A-1 and A-2 in the aggregate (the “Marriott Monterey Whole Loan”). Note A-2 represents a non-controlling interest in the Marriott Monterey Whole Loan.

(4)	For mortgage loan #2 (Congressional North Shopping Center & 121 Congressional Lane), the Gross Mortgage Rate will be adjusted to 4.874% on March 5, 2021.

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(5)	For mortgage loan #7 (Old Mill Village & Enterprise Center), on any date after the lockout period and before November 11, 2025, the borrower has the right to: (i) defease the loan in whole; or (ii) prepay the loan in part in connection with a release of the Taco Bell release parcel by paying a prepayment fee equal to the greater of $621,377 and 100% of the proceeds of the sale of the Taco Bell release parcel, along with any applicable yield maintenance payment.

(6)	For mortgage loan #1 (Regent Portfolio), the Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $124,300,000.

For mortgage loan #3 (Hilton & Homewood Suites Philadelphia), the Appraised Value assumes that the performance improvement plan has been completed. A $2,000,000 reserve was taken at closing for the performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $73,300,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity assuming the $73,300,000 Appraised Value are 61.1% and 50.1%, respectively.

For mortgage loan #9 (Storage Solutions Self Storage Portfolio), the Appraised Value reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The Appraised Value assuming no portfolio level diversity premium is $31,690,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming the $31,690,000 value are 70.6% and 67.6%, respectively.

For mortgage loan #27 (970 Park Center), the Appraised Value assumes that the 8,433 square feet of Apem, Inc. space has been completed. A $184,182 reserve was taken at closing, representing the tenant improvements and leasing commissions related to the buildout of the APEM space. The appraised value assuming the buildout has not been completed is $10,500,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity assuming the $10,500,000 appraised value are 65.7% and 58.3%, respectively.

For mortgage loan #50 (Sunrise Lake Village II), the Appraised Value assumes that Jason’s Deli has commenced rent payments on June 1, 2016. A $39,892 reserve was taken at closing, representing outstanding free rent. The appraised value assuming Jason’s Deli is still receiving free rent is $4,400,000. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity assuming the $4,400,000 appraised value are 69.9% and 60.9%, respectively.

(7)	For mortgage loan #12 (Manchester Parkade), the As-Stabilized Appraised Value has been adjusted by $600,000 to remove the value attributed to the free-standing building, which is not included in the loan collateral.

(8)	For mortgage loan #16 (Pacific Palisades Bowl MHC), all loan-to-value ratios, debt service coverage ratios and debt yields are calculated assuming the full loan amount of $12,900,000. The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net cash flow debt service coverage ratio of 1.25x; (ii) lender has received satisfactory evidence that the retrofit work has been completed and the red-tag designation has been removed; (iii) a minimum net cash flow debt yield of 8.0%; and (iv) no event of default has occurred or is continuing. If the Holdback has not been released by January 28, 2017, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount, Cut-off

A-1-12

Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR and U/W NCF DSCR are 57.4%, 47.8%, 1.66x and 1.63x, respectively.

For mortgage loan #56 (Shoppes at First Colony), all loan-to-value ratios, debt service coverage ratios and debt yields are calculated assuming the full loan amount of $2,650,000. The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) Southside Skate Shop has extended their lease for at least five years provided that the exercising of any cancellation option is not permitted until after three years; (ii) Southside Skate Shop lease is in full force and effect, the tenant in occupancy and paying full, unabated rent; (iii) a minimum net cash flow debt yield of 8.5%; (iv) lender has received satisfactory evidence that a replacement tenant(s) has executed a new lease for at least three years, taken occupancy of the Southside Skate Shop space, is paying full, unabated rent and all tenant improvements and leasing commissions have been satisfied; (v) the property is at least 90% physically and economically occupied; and (vi) no event of default has occurred or is continuing. If the Holdback has not been released by March 14, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount, Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR and U/W NCF DSCR are 50.0%, 44.7%, 1.69x and 1.56x, respectively.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Regent Portfolio), the largest tenant at the HMOB - Mount Kisco mortgaged property (12,310 square feet), representing 3.5% of net rentable square feet, may terminate its lease for all or a portion of the premises on August 1, 2020 with nine months’ notice and by paying a termination fee equal to tenant allowances, rent concessions and brokerage commissions discounted at an 8% interest rate.

For mortgage loan #2 (Congressional North Shopping Center & 121 Congressional Lane), the third largest tenant at the 121 Congressional Lane mortgaged property (2,845 square feet), representing 1.2% of net rentable square feet, and fourth largest tenant at the 121 Congressional Lane mortgaged property (2,278 square feet), representing 1.0% of the net rentable square feet, may have lease termination options that are exercisable prior to the expiration date of the subject lease in the event of death, permanent disability or discontinuation of business.

For mortgage loan #6 (200 Precision & 425 Privet Portfolio), the largest tenant (120,290 square feet), representing 48.7% of the net rentable square feet, may terminate its lease on November 30, 2019 by providing 24 months’ written notice and paying a termination fee equal to $1,250,000, one-half of which is payable on or before December 5, 2017 and the other half payable on November 5, 2019.

For mortgage loan #11 (Embassy Plaza), the third largest tenant (14,490 square feet), representing 12.8% of the net rentable square feet, may terminate its lease on October 31, 2023 and every five years thereafter with at least eight months’ prior written notice. The fifth largest tenant (5,464 square feet), representing 4.8% of the net rentable square feet, may terminate its lease if the Arizona Department of Administration requires them to move into an existing State owned or leased facility, including, but not limited to, any newly purchased, constructed or wholly leased facility with at least 60 days’ prior written notice.

A-1-13

For mortgage loan #14 (Tempe Square), the second largest tenant (13,905 square feet), representing 12.2% of net rentable square feet, may terminate its lease on July 31, 2016, and every five years thereafter, by providing six months’ prior written notice

For mortgage loan #24 (Cypress Medical Plaza), the fourth largest tenant (3,633 square feet), representing 7.8% of the net rentable square feet, may terminate its lease at any time, provided the tenant is not in default under its lease, upon:(a) the death of Paul R. Searby; or (b) Paul R. Searby’s health prohibits him from continuing to practice dentistry by providing 90 days’ written notice and paying all of the leasehold improvements and leasing commissions associated with the lease.

For mortgage loan #36 (VA Wal-Mart Shadow Portfolio), the second largest tenant (5,400 square feet) at the Norton Commons mortgaged property, representing 10.0% of net rentable square feet, may terminate its lease on November 30, 2017 following the lease closing date by providing written notice anytime after August 31, 2017 and paying a fee equal to the outstanding amount that would be on a hypothetical loan on the cancellation date.

For mortgage loan #41 (Corners Shopping Center), the second largest tenant (4,864 square feet), representing 8.6% of the net rentable square feet, may terminate its lease without penalty, in the event that KSS of Shelby purchases a building and provides 12 months’ written notice of termination, and if KSS of Shelby exercises such option within the first 5 years of the Lease, it is to pay an additional $1.50 per square foot for the remaining 12 months.

For mortgage loan #43 (Walgreens - Kinston), the largest tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease on October 31, 2031 and every five years thereafter with at least nine months’ prior written notice.

For mortgage loan #46 (Walgreens - Liberty), the largest tenant (14,490 square feet), representing 100.0% of net rentable square feet, may terminate its lease on January 31, 2036 or the last day of any month thereafter with at least twelve months’ prior written notice.

For mortgage loan #49 (Shoppes at Camelot), the second largest tenant (4,000 square feet), representing 15.3% of net rentable square feet, may terminate its lease any time after July 31, 2018 with at least three months’ notice and paying a termination fee equal to all unamortized tenant improvement and leasing commissions. The fifth largest tenant (2,050 square feet), representing 7.8% of net rentable square feet, has the option to terminate its lease at any time with at least three months’ written notice.

For mortgage loan #50 (Sunrise Lake Village II), the second largest tenant (2,940 square feet), representing 22.1% of net rentable square feet, has the option to terminate its lease between November 21, 2019 and January 20, 2020 if membership is below 700 members any time after July 24, 2019 by providing three months’ written notice.

For mortgage loan #53 (Maple Place Shopping Center), the second largest tenant (4,025 square feet), representing 12.3% of net rentable square feet, may terminate its lease at any time by providing four months’ notice and paying a termination fee equal to unamortized tenant improvement and leasing commissions. The second largest tenant (4,025 square feet), representing 12.3% of net rentable square feet, may contract either 1,375 square feet of space or 2,650 square feet of space by providing four months’ notice and paying a termination fee equal to unamortized tenant improvement and leasing commissions. The fifth largest tenant (1,650 square feet), representing 5.0% of net rentable square feet, may terminate its lease at any time by providing four months’ notice.

A-1-14

For mortgage loan #55 (Cornelia Walmart Center - GA), the largest tenant (4,900 square feet), representing 22.5% of net rentable square feet, may terminate its lease any time between July 20, 2017 and June 20, 2018 if sales do not exceed $800,000 with at least 180 days’ notice.

For mortgage loan #58 (Windswept Plaza), the third largest tenant (1,800 square feet), representing 14.3% of net rentable square feet, may terminate its lease if there is a change in federal, state or local law that has a material adverse effect on the tenant’s business by providing six months’ notice and by paying a termination fee equal to six months’ base rent. The fourth largest tenant (1,500 square feet), representing 11.9% of net rentable square feet, may terminate its lease at any time if the tenant’s sales are less than $250,000 by providing 60 days’ notice.

For mortgage loan #62 (Plaza Center I & II), the fourth largest tenant (1,234 square feet), representing 5.7% of net rentable square feet, may terminate its lease any time after September 1, 2017 by providing 180 days’ notice and by paying a termination fee equal to two months’ base rent.

(10)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (Regent Portfolio), the largest tenant at the Hajjar MOB – Wayne mortgaged property (20,108 square feet), representing 5.7% of net rentable square feet, recently expanded in three additional suites totaling 18,379 square feet. The tenant is expected to take occupancy of the expansion space in October 2016 and has free rent through October 2016. A $665,950 reserve, representing upfront tenant improvements and leasing commissions, and a $252,711 reserve, representing outstanding free rent, were taken at closing.

For mortgage loan #6 (200 Precision & 425 Privet Portfolio), the second largest tenant (63,757 square feet), representing 25.8% of the net rentable square feet, is not in occupancy of approximately 7,000 square feet of its space.

For mortgage loan #27 (970 Park Center), the largest tenant (47,504 square feet), representing 61.7% of net rentable square feet, is currently building out 8,433 square feet of their mezzanine space. A $184,182 reserve was taken at closing, representing the tenant improvements and leasing commissions related to the Apem, Inc. space. The third largest tenant (12,060 square feet), representing 15.7% of net rentable square feet, has free rent through May 2016. A $18,090 reserve was taken at closing, representing future rent abatements.

For mortgage loan #30 (Marketplace at Signal Butte), the fourth largest tenant (7,008 square feet), representing 6.0% of net rentable square feet, is not in occupancy of 1,900 square feet of its space.

For mortgage loan #50 (Sunrise Lake Village II), the largest tenant (5,456 square feet), representing 41.0% of net rentable square feet, has free rent through May 2016. A $39,892 reserve was taken at closing, representing outstanding free rent.

(11)	For mortgage loan #1 (Regent Portfolio), approximately 168,846 square feet (48.0% of net rentable area) is leased directly or to an affiliate of the sponsor.

For mortgage loan #58 (Windswept Plaza), the largest tenant (2,700 square feet), representing 21.4% of net rentable area, is an affiliate of the sponsor.

A-1-15

(12)	For mortgage loan #1 (Regent Portfolio), the largest tenant at the Hajjar MOB - Glen Rock mortgaged property (26,500 square feet), representing 7.5% of net rentable square feet, has multiple leases that expire as follows: 23,000 square feet expiring on July 31, 2028 and 3,500 square feet expiring on October 31, 2030. The largest tenant at the Hajjar MOB – Wayne mortgaged property (20,108 square feet), representing 5.7% of net rentable square feet, has multiple leases that expire as follows: 18,379 square feet expiring on March 31, 2026 and 1,729 square feet expiring on November 30, 2024. The third largest tenant at the Hajjar MOB – Wayne mortgaged property (3,519 square feet), representing 1.0% of net rentable square feet, has multiple leases that expire as follows: 1,917 square feet expiring on November 30, 2029 and 1,602 square feet expiring on August 31, 2030.

For mortgage loan #7 (Old Mill Village & Enterprise Center), the fifth largest tenant (9,224 square feet), representing 2.8% of net rentable square feet, has multiple leases that expire as follows: 1,800 square feet expiring April 30, 2017 and 7,424 square feet expiring August 31, 2018.

For mortgage loan #36 (VA Wal-Mart Shadow Portfolio), the largest tenant at the Norton Commons mortgaged property (7,200 square feet), representing 13.3% of net rentable area, has multiple leases that expire as follows: 4,800 square feet expire on October 31, 2016, and 2,400 square feet expire on February 28, 2018.

For mortgage loan #49 (Shoppes at Camelot), the third largest tenant (3,250 square feet), representing 12.4% of net rentable square feet, has multiple leases that expire as follows: 1,000 square feet is month-to-month and 2,250 square feet expiring on August 13, 2017.

(13)	For mortgage loan #3 (Hilton & Homewood Suites Philadelphia), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) (a) through January 2019, 1/12th of 2.0% of underwritten revenue for the prior fiscal year; and (b) commencing on February 2019, 1/12th of 4.0% of underwritten revenue for the prior fiscal year.

For mortgage loan #25 (Home 2 Suites Union Square), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4.0% of underwritten revenue for the prior fiscal year.

For mortgage loan #33 (Casa Morada), the Monthly Replacement Reserve will be adjusted to 1/12th of 4% of annual gross revenues for the property, as calculated by the lender based on annual operating statements for the mortgaged property.

(14)	For mortgage loan #17 (Sonora Plaza I), the Monthly TI/LC Reserve deposit will be adjusted to $5,672 on March 11, 2018.

For mortgage loan #18 (Ward’s Crossing), the TI/LC Reserve Cap will be adjusted to $150,000 provided: (i) no event of default has occurred or is continuing; and (ii) (a) Michaels and Bed Bath & Beyond have executed a second lease renewal at terms acceptable to lender for a term of at least five years and at a rental rate of at least the then-current rental rate; or (b) the Michaels and/or Bed Bath & Beyond spaces have been re-leased to a replacement tenant at terms acceptable to lender for a term of at least five years at a rental rate of at least the former rental rate, the replacement tenant is in occupancy and paying full, unabated rent and all TI/LCs have been paid.

For mortgage loan #45 (221 Glen Street Apartments), the Monthly TI/LC Reserve is required on each payment date occurring on and prior to May 6, 2018.

A-1-16

(15)	For mortgage loan #1 (Regent Portfolio), the $665,950 upfront TI/LC reserve for the largest tenant at the Hajjar MOB - Wayne mortgaged property is excluded from the TI/LC Reserve Cap.

For mortgage loan #14 (Tempe Square), the Other Escrow I (Initial) reserve consists of $2,138, representing future rent abatements; $25,652, representing outstanding tenant improvements; and $8,311, representing outstanding leasing commissions related to Inner Vision Yoga.

For mortgage loan #30 (Marketplace at Signal Butte), the Other Escrow I (Initial) reserve will be transferred to the TI/LC Reserve account upon: (i) an event of default; or (ii) the following conditions not being met by October 30, 2019: (a) the Bashas Lease has been extended for a term of at least five years; (b) renovation of the Bashas space has been completed and the tenant is paying full contractual rent; and (c) the Debt Yield considering the release of earnout reserve funds is at least 8.5%.

(16)	For mortgage loan #1 (Regent Portfolio), the Other Escrow II (Monthly) reserve will be collected in an amount equal to any common charges, association fees or dues or other recurring expenses, any regular or special assessments, any other fees or charges due and payable by borrower under the condominium declaration or condominium documents.

For mortgage loan #5 (Marriott Monterey), the Other Escrow I (Monthly) reserve will be collected in an amount equal to $238,824 in each of the months of August, September, October and November during the 2016 and 2017 calendar year. Beginning in 2018, the reserve will be collected in an amount equal to $138,335 in each of the months of April, August, September, October and November of each calendar year thereafter.

For Mortgage Loan #10 (Shoppes at Alafaya), the Other Escrow I Reserve (Monthly) will be adjusted to the difference between the balance of the reserve and $62,000 upon the difference being less than $10,000.

For mortgage loan #18 (Ward’s Crossing), the Other Escrow I (Monthly) reserve will be collected in an amount of $22,000 through December 2017. A final Other Escrow I (Monthly) reserve will be collected in January 2018 in an amount equal to the difference between $640,000 and the amount of restricted leasing reserve funds then on deposit. The Other Escrow I Cap will be adjusted to $150,000 provided: (i) no event of default has occurred or is continuing; and (ii) (a) Michaels, Pier 1 Imports, and Bed, Bath, & Beyond have executed a lease renewal at terms acceptable to lender for a term of at least five years and at a rental rate of at least the then-current rental rate; or (b) the Michaels, Pier 1 Imports, and/or Bed, Bath, & Beyond spaces have been re-leased to a replacement tenant at terms acceptable to lender for a term of at least five years at a rental rate of at least the former rental rate, the replacement tenant is in occupancy and paying full, unabated rent and all tenant improvements and leasing commissions have been paid.

For mortgage loan #33 (Casa Morada), the Other Escrow I (Monthly) reserve will be collected between January and July of each year, to address potential cash flow shortfalls during the months of August through December. On each payment date in the month of January of each year, an amount equal to $9,500 will be collected; On each payment date in the month of February of each year, an amount equal to $8,000 will be collected; On each payment date in the month of March of each year, an amount equal to $15,000 will be collected; On each payment date in the month of April of each year, an amount equal to $21,000 will be collected; On each payment date in the month of May of each year, an amount equal to $15,000 will be collected; On each payment date in the month of June and July of each year, an amount equal to $3,000 will be collected.

A-1-17

(17)	For mortgage loan #22 (Security Public Storage - Santa Rosa), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Allen Orwitz and Lea Orwitz, individually and as Co-Trustees of the Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corporation.

A-1-18